STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT is made as of June 21, 1997 ("Closing Date") by (i) HOST MARRIOTT CORPORATION, a Delaware corporation ("Purchaser"), and (ii) MARRIOTT SENIOR LIVING SERVICES, INC., a Delaware corporation ("Seller").

                                    RECITALS

     Forum Group, Inc., an Indiana corporation (the "Company"), is the owner, directly or indirectly, of the Communities described below. Seller is the owner of all of the issued and outstanding common stock (collectively, the "Stock") of the Company. Subject to the terms and conditions set forth in this Agreement, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Stock.

     NOW, THEREFORE, in consideration of the foregoing premises, of the mutual covenants set forth in this Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Seller and Purchaser agree as follows:

                                I. INTERPRETATION

1.1 DEFINITIONS. As used in this Agreement, the following capitalized terms shall have the meanings indicated:

     AFFILIATE: any Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person specified. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to (i) vote more than 50% of the voting securities of such Person, or
     (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. Notwithstanding the foregoing, in no event shall Seller or any Person which is controlled by or is under common control with Seller, be deemed an "Affiliate" of Purchaser or any Person which is controlled by or is under common control with Purchaser.

     AGREEMENT: this Stock Purchase Agreement, together with all exhibits referenced in this Stock Purchase Agreement.

     ASSETS: the properties and assets described in Sections 2.1 and 2.2 that are required to be owned by the Company, directly or indirectly through one or more Subsidiaries, as of the Closing Date, but specifically not including the Excluded Assets.

     BASE LIFECARE CONTRACTS:  as defined in Section 6.6.1.

     BOOKS:  as defined in Section 2.1.16.

     BUDGETED CAPITAL IMPROVEMENTS: the improvements contemplated in the Capital Expenditure Budgets.

     BUSINESS DAY: any day that is not a Saturday, a Sunday, a federal holiday or a holiday under the laws of the State of Maryland.

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     CAPITAL  EXPENDITURE  BUDGET: a budget for each Community which sets forth, as of the Closing Date, the capital improvements which the Company plans to undertake during the Company's 1997 fiscal year (other than capital improvements relating to the development of Expansion Units), and the estimated expenditures for such improvements, all as set forth on Exhibit E-4.

     CLOSING: full settlement of the Transaction, including the transfer of the Stock from Seller to Purchaser.

     CLOSING ACCOUNTING:  as defined in Section 6.4.1.

     CODE:  the Internal Revenue Code of 1986, as amended from time to time.

     COMMERCIAL LEASES:  as defined in Section 2.1.6.

     COMMUNITY: each retirement facility owned by the Company at Closing, directly or indirectly through one or more Subsidiaries, in whole or in part, and described in Section 2.1.

     COMPANY:  as defined in the Recitals.

     COMPLETED EXPANSION PROJECTS:  as defined in Section 7.14.1.

     CONTRACTS:  as defined in Section 2.1.8.

     CURRENT ASSETS: the total assets of the Company or any Subsidiary which may be properly classified as current assets in conformity with GAAP, including the following assets of the Company or any Subsidiary: (i) all cash and cash equivalents, (ii) inventories, (iii) accounts receivable (less a reasonable reserve for uncollectible accounts), (iv) marketable securities representing the investment of cash, and (v) prepaid expenses of the Company or any Subsidiary. Notwithstanding the foregoing, Current Assets shall exclude (a) any Financing Reserve, (b) any Lifecare Reserve maintained pursuant to Section 6.6.2 with respect to Base Lifecare Contracts, (c) cash in the amount of the Lifecare Payment for Excess Lifecare Contracts pursuant to Section 6.6.3 (including all Lifecare Payments under Lifecare Contracts at Overland Park), (d) (for the avoidance of doubt, even though the same may not be a current asset under GAAP) all deferred management fees payable by FRP to the Company in respect of the FRP Management Agreement for periods prior to January 1, 1994, and (e) all other amounts which by the terms of this Agreement are expressly excluded from Current Assets.

     CURRENT LIABILITIES: the total liabilities of the Company or any Subsidiary which may be properly classified as current liabilities in conformity with GAAP. Notwithstanding the foregoing, Current Liabilities shall exclude (i) the principal amount of the Existing Financing, (ii) the capitalized cost of the Leases, (iii) all Taxes (other than ad valorem real estate taxes),
     (iv) (for the avoidance of doubt, even though the same may not be a current liability under GAAP) all deferred management fees payable by FRP to the Company in respect of the FRP Management Agreement for periods prior to January 1, 1994, (v) the liability to repay, refund or reimburse to any Resident all or any portion of any Lifecare Payment in respect of Base
     Lifecare Contracts, and (vi) all other amounts which by the terms of this Agreement are expressly excluded from Current Liabilities.

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     DEPOSITS:  as defined in Section 2.1.11.

     DISTRIBUTION AGREEMENT AMENDMENT: the Amendment to Distribution Agreement in the form of Exhibit D-11.

     DOCUMENTARY CONVENTIONS: means, with respect to any document or agreement that states in substance that it is governed thereby, that such document or agreement shall be deemed to include the following provisions and all references in any such provisions to "this Agreement," "hereunder,"
     "hereby" or similar phrases shall refer to the document or agreement in which such provisions are incorporated:

          (i) Modifications. No modification to this Agreement shall be valid unless in writing and signed by all parties thereto. No purported waiver of any of the provisions of this Agreement shall be valid or effective unless in writing signed by the party against whom such waiver is sought to be enforced.

          (ii) Survival. All representations, warranties and covenants in this Agreement shall survive and not be merged in the execution of this Agreement.

          (iii)Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland, without reference to conflicts of laws principles.

          (iv) Captions; Pronouns. Captions in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement. Whenever the context shall so require, the singular shall include the plural, the male gender shall include the female, and vice versa. "Include," "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import.

          (v) Exhibits. All exhibits to this Agreement are incorporated in this Agreement as though set forth in full in the text of this Agreement.

          (vi) Counterparts. Multiple originals of this Agreement may be executed, each of which shall constitute one and the same agreement. This agreement may be executed in counterparts, and it shall not be necessary that the original signature of each party to this Agreement appear on each such counterpart.

          (vii) Severability. In the event that one or more of the provisions of this Agreement shall be held to be illegal, invalid or unenforceable, such provisions shall be deemed severable and the remaining provisions of this Agreement shall continue in full force and effect.

          (viii) Not Construed Against Drafter. Each party to this Agreement acknowledges that it was represented by counsel in connection with this Agreement, and that it and its counsel reviewed and participated in the preparation and negotiation of this Agreement. Consequently, any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

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          (ix)  Business  Day.  To the extent  that the date of any  performance required under this Agreement falls on a date which is not a business day, the date of performance shall be extended to the next succeeding business day.

          (x) Waivers. No waiver of any provision or right set forth in this Agreement shall be valid unless it is in writing signed by the party against which such waiver is sought to be enforced. The failure of any party to insist on strict performance of any of the provisions of this Agreement or to exercise any right granted to it under this Agreement shall not be construed as a waiver of the requirement of such performance.

          (xi) Parties in Interest. This Agreement shall be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other person or entity any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement is intended to relieve or discharge the obligation of any third person to any party to this Agreement.

     EMPLOYEES: collectively, all officers and employees of the Company and/or any Subsidiary prior to the Closing Date.

     ENCUMBRANCE: any lien, security interest, mortgage, deed of trust, pledge, charge, option, encroachment, easement, covenant, lease, reservation or restriction of any kind.

     ENGINEERING:  as defined in Section 2.1.17.

     ENVIRONMENTAL LAWS: collectively, all federal, state and local laws, ordinances and regulations applicable to the Company, any Subsidiary or any Community relating to the protection of the environment, including the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Clean Water Act, as amended, the Clean Air Act, as amended, the Federal Insecticide, Fungicide and Rodenticide Act, as amended, the Hazardous Materials Transportation Act, as amended, the Toxic Substance and Control Act of 1976, as amended, and the Occupational Safety and Health Act, as amended.

     ENVIRONMENTAL REPORTS:  the reports described on Exhibit C-7.

     EQUIPMENT LEASES:  as defined in Section 2.1.5.

     ERISA:  the Employee Retirement Income Security Act of 1974, as amended.

     ERISA Affiliate:  as defined in Section 4.31.1.

     EXCESS LIFECARE CONTRACTS:  as defined in Section 6.6.3.

     EXCLUDED ASSETS: collectively, (i) all proprietary information, patents, know-how, trade secrets, devices, inventions and other intellectual property of the Company and its subsidiaries, whether patentable or not, and the tangible embodiment of such information in any medium, including written, magnetic, computerized or other form (collectively, "Proprietary
     Materials"); (ii) all copyrights of the Company and its subsidiaries throughout the world, whether registered or unregistered, including all

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     foreign  and   domestic   registrations   and  pending   applications   for
     registration, the right to sue for any past, present or future infringement or unauthorized use thereof, the right to collect damages and seek other relief in connection therewith, and including the copyright in the works identified on Exhibit B-3 to this Agreement; (iii) all trade names, trademarks, service marks, designs and logos used or reserved by the Company, any Subsidiary or Excluded Subsidiary or any Community or Excluded
     Community  prior  to  the  Closing  throughout  the  world   (collectively,
     "Trademarks"),   whether  registered  or  unregistered,  and  all  goodwill associate therewith, all foreign and domestic registrations and pending applications for registration, the right to sue for any past, present or future infringement or unauthorized use thereof, the right to collect damages and seek other relief in connection therewith, and including marks identified on Exhibit B-3 to this Agreement, but not including the names of the Communities which do not contain the "Forum" mark or a variation
     thereof;   (iv)  the   Excluded   Subsidiaries   (including   the  Excluded
     Communities); (v) all awards for or settlements of litigation, claims or disputes arising from events or circumstances, or during any periods, prior to Closing, whenever received or paid (other than tax refunds, which shall be addressed as set forth in the Tax Agreement); (vi) all amounts received in connection with Employees arising from events or circumstances, or during any periods, prior to Closing, including unemployment insurance refunds; (vii) Medicare and Medicaid refunds for periods prior to Closing;
     (viii) accounts  receivable written off as uncollectible  prior to Closing;
     (ix) any other assets of the Company or any Subsidiary not on the Final Closing Accounting and not constituting Assets; (x) the interest of the manager under the FRP Management Agreement, the FFI Management Agreement and the FRC-I Management Agreement; and (xi) the interest of the Company or any Subsidiary under any Third Party Management Agreements.

     EXCLUDED COMMUNITY: each retirement facility owned by the Company, directly or indirectly through one or more Excluded Subsidiaries, in whole or in part, and described on Exhibit B-1.

     EXCLUDED SUBSIDIARY: each Person other than the Subsidiaries which is or was owned, directly or indirectly, in whole or in part, by the Company, including the Persons described on Exhibit B-2.

     EXISTING FINANCING: collectively, the FFI Financing, the FRP Financing, the FKy Financing, the Panther Financing and the FRC-I Financing.

     EXISTING FINANCING DOCUMENTS: all documents evidencing, securing, guaranteeing, or executed in connection with the Existing Financing, other than documents to which neither the Company nor any of its Affiliates is a party in connection with the securitization of the Existing Financing.

     EXISTING LENDERS:  the holders, respectively, of the Existing Financing.

     EXISTING MANAGEMENT AGREEMENTS: collectively, the FFI Management Agreement, the FRC-I Management Agreement, the FRP Management Agreement and any other contract entered into by the Company or any Subsidiary for the provision of management services to any Community existing prior to the Closing Date.

     EXPANSION AGREEMENT: an Expansion Agreement for each Community in the form of Exhibit D-3.

     EXPANSION CLOSING DATE:  as defined in Section 3.3.1.2.

     EXPANSION GUARANTY:  a Guaranty in the form of Exhibit D-5.

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     EXPANSION NOTE:  a Note in the form of Exhibit D-4.

     EXPANSION PAYMENT:  as defined in Section 3.3.1.2.

     EXPANSION PHASE: each phase for the construction of a group of Expansion Units for any Community, as indicated on Exhibit A-10.

     EXPANSION UNITS: the additional Residential Units described by number and type on Exhibit A-10.

     FFI FINANCING: the loan in the original principal amount of $124,666,650 made by Nomura Asset Capital Corporation to FFI and Forum Ohio, and assigned by Nomura Asset Capital Corporation to LaSalle National Bank, as trustee for the benefit of certificateholders.

     FFI MANAGEMENT AGREEMENT: collectively, (i) the Management Agreement between FFI, as owner, and the Company, as manager, dated January 30, 1994, with respect to Desert Harbor, Tucson, Deer Creek, Overland Park, Brookside, Memorial Woods and Parklane, and (ii) the Management Agreement between Forum Ohio, as owner, and the Company, as manager, dated September 1, 1995 with respect to Knightsbridge.

     FINAL CLOSING ACCOUNTING:  as defined in Section 6.4.2.

     FINANCING RESERVE: any cash reserve, escrow or other account held by or on behalf of the Existing Lenders, together with all accrued interest thereon, including the Collection Accounts, Cash Collateral Accounts, Debt Service Payment Sub-Account, Basic Carrying Cost Sub-Account, and Capital Reserve Sub-Account, as such terms are defined in the Existing Financing Documents, but excluding any Security Deposit Reserve.

     FKy FINANCING: collectively, (i) the loan in the original principal amount of $7,700,000 made by the Lexington Fayette Urban County Government to Lexington Country Place Associates II, and the guaranty thereof by the Company and the pledge of FKy's stock and FKy's "Excess Cash Flow" as collateral security therefor, and (ii) the loan in the original principal amount of $2,751,400 made by RIHT Mortgage Service Co. to Lexington Country Place Associates.

     FRC-I FINANCING: collectively, (i) the loans in the aggregate original principal amount of $28,500,000 made by Mitsui Leasing (U.S.A.) Inc., BOT Leasing America Inc., Redwood Properties, Inc. and ORIX USA Corporation to FRC-I, and (ii) the loan in the original principal amount of up to $2,500,000 made by GATX Realty Corporation to FRC-I.

     FRC-I MANAGEMENT AGREEMENT: the Management Agreement between FRC- I, as owner, and the Company, as manager, dated as of January 1, 1990 with respect to Remington II.

     FRP FINANCING: the loan in the original principal amount of $50,706,556 made by Nomura Asset Capital Corporation to FRP, and assigned by Nomura Asset Capital Corporation to LaSalle National Bank, as trustee for certificateholders.

     FRP MANAGEMENT AGREEMENT: the Management Agreement between FRP, as owner, and the Company, as manager, dated December 31, 1986, as amended by First Amendment dated June 29, 1989, Second Amendment dated September 29, 1989, Third Amendment dated May 27, 1992 and Fourth Amendment dated November 9, 1993, with respect to Foulk Manor North, Foulk Manor South, Lincoln Heights, Millcroft, Montebello, Montevista, Myrtle Beach Manor, Park Summit and Shipley Manor.

     GAAP: Generally accepted accounting principles applied consistent with the Company's past practice.

     GOVERNMENTAL AUTHORITY: any federal, state or local government, and any political subdivision, agency, department, bureau, board, commission or other instrumentality of any such government.

     GROUP I EXPANSION UNITS: the Expansion Units for which a Zero Percent (0%) development/construction fee is payable as indicated on Exhibit A-10.

     Group II EXPANSION UNITS: the Expansion Units for which a Six Percent (6%) development/construction fee is payable as indicated on Exhibit A-10.

     GUARANTY:  the Guaranty in the form of Exhibit D-2.

     HAZARDOUS   SUBSTANCES:   any  dangerous,   toxic  or  hazardous  material,
     pollutant, contaminant, chemical, waste or substance (including urea-formaldehyde, poly-chlorinated biphenyls, asbestos, petroleum and petroleum products) which is regulated by any Environmental Law.

     IMPROVEMENTS:  as defined in Section 2.1.3.

     INDEMNITY AGREEMENT:  the Indemnity Agreement in the form of Exhibit D-8.

     INTEREST RATE: the rate that is 100 basis points above the highest "Prime Rate" reported in the "Money Rates" section of the eastern edition of The Wall Street Journal published from time to time, provided that the Interest Rate for any date on which The Wall Street Journal is not published shall mean the rate that is 100 basis points above the highest "Prime Rate" reported in the "Money Rates" section of the eastern edition of The Wall Street Journal published immediately prior to such date.

     IRS:  the Internal Revenue Service.

     KNIGHTSBRIDGE LEASE: the Amended and Restated Ground Lease dated November 1, 1988 between Richard S. Zimmerman, as Lessor, and Forum Ohio, as lessee, and the guaranty thereof by the Company dated May 3, 1990, with respect to Knightsbridge.

     KNOWLEDGE OF SELLER: the actual knowledge of Seller, after reasonable investigation. A reasonable investigation shall mean that Seller has shown the relevant statement to, and has consulted with, those individual employees of Seller who are identified in Exhibit C-11.

     LAFAYETTE  LEASE:  the Lease and  Option  dated  December  1, 1983  between
     Lafayette at Country Place Associates (a/k/a Lexington Country Place Associates II), as Lessor, and Forum Kentucky, as lessee, and the Company as guarantor, as supplemented by an Addendum dated June 1, 1985 and as amended and supplemented on November 16, 1994 and amended and further supplemented on January 18, 1996, with respect to Lafayette, together with the Consent and Release dated December 1996 between Lexington Country Place Associates II, Forum Kentucky and the Company.

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     LAND:  as defined in Section 2.1.1.

     LEASES: collectively, the Knightsbridge Lease, the Lexington Lease and the Lafayette Lease.

     LESSOR:  the lessor, respectively, under each Lease.

     LEXINGTON  LEASE:  the Lease  and  Option  dated  March  31,  1983  between
     Lexington Country Place Associates, as Lessor, and Forum Kentucky, as lessee, and the Company, as guarantor, as amended and supplemented on January 18, 1996, with respect to Lexington.

     LICENSE LETTER: the letter agreement dated the Closing Date between MI and Purchaser relating to certain trademark matters.

     LIFECARE CONTRACT: any agreement with a Resident which requires the Resident to pay a Lifecare Payment.

     LIFECARE PAYMENT: any amount paid, loaned or otherwise provided by a Resident to the Company or any Subsidiary in excess of four (4) months' rent, upon or in connection with the commencement of such Resident's occupancy at a Community (other than Security Deposits, key deposits, common area charges, reservation deposits, priority deposits and similar fees and routine deposits).

     LIFECARE RESERVE: any cash reserve, escrow or other account, bond or collateral which is required by law or by agreement to be held or maintained to secure refunds of Lifecare Payments by the Company or any Subsidiary to a Resident, together with all accrued interest thereon required by law to be retained, or otherwise retained, in such reserve, escrow or other account.

     LITIGATION:   any  court  action,   administrative  or  regulatory  action,
     governmental investigation, arbitration proceeding or mediation proceeding.

     MAJORITY PERCENTAGE INTEREST: the percentage of ownership interests in FRP and FRC-I, respectively, which are owned, directly or indirectly, by the Company, and which are agreed to be 79.2% for FRP and 58.95% for FRC-I as of Closing.

     MATERIAL ADVERSE EFFECT: with respect to any Person and its subsidiaries, a material adverse effect on the business, results of operations or financial condition of the Person and its subsidiaries, in the aggregate.

     MEDICAID/MEDICARE CONTRACTS: any contracts with any Governmental Authority, or with any other Person, which are necessary for the Company or any Subsidiary to be reimbursed, paid or otherwise compensated for the care of elderly, disabled or low income individuals, pursuant to Title XVIII and Title XIX of the Social Security Act, Title 42 United States Code, Chapter 7, as amended from time to time, or any similar state law governing the care of elderly, disabled or low-income individuals. For purposes of this definition, the term "care" includes any acute health care, long-term care, preventative care, or other type of health care, or any good or service provided in connection with the provision of such care.

     MI:  Marriott International, Inc., a Delaware corporation.

     MINORITY PERCENTAGE INTEREST: the percentage of ownership interests in FRP and FRC-I, respectively, which are not owned, directly or indirectly, by the Company, and which are agreed to be 20.8% for FRP and 41.05% for FRC-I as of Closing.

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     NET CURRENT ASSETS:  Current Assets less Current Liabilities.

     NET CURRENT ASSETS TARGET:  as defined in Section 6.12.

     NEW OPERATING AGREEMENT: an Operating Agreement in the form of Exhibit D-6.

     NEW  OPERATOR:   Marriott   Senior  Living   Services,   Inc.,  a  Delaware
     corporation, in its capacity as operator under a New Operating Agreement.

     NONCOMPETITION AGREEMENT: the Noncompetition Agreement in the form of Exhibit D-10.

     NON-IMPUTATION ENDORSEMENT: the endorsement to the Title Policies in the form of Exhibit D-14.

     NOTE:  the Promissory Note in the form of Exhibit D-1.

     ORGANIZATIONAL DOCUMENTS: the material documents governing the formation of, and issuance of equity interests in, the Company and each Subsidiary, including (i) in the case of the Company and each Subsidiary which is a corporation, the articles of incorporation, bylaws, stock and stockholders agreements (if any), (ii) in the case of each Subsidiary which is a limited partnership, the certificate of limited partnership and partnership agreement, and (iii) in the case of each Subsidiary which is a limited liability company, the articles of organization and members agreement.

     PANTHER FINANCING: the loan in the original principal amount of $32,215,000 made by the Montgomery County Health Facilities Development Corporation to Panther Holdings (as assignee of Panther Creek - Oxford Limited Partnership), the repayment of which supports payment of the Series A Woodlands Bonds and Series B Woodlands Bonds.

     PERMITS: all licenses, permits, orders, consents, approvals, registrations, authorizations, qualifications, certificates, certifications and filings with Governmental authorities under any federal, state or local laws.

     PERSON:  an individual,  partnership,  joint venture,  corporation,  trust,
     limited  liability  company,   unincorporated   association,   Governmental
     Authority or any other form of entity.

     PERSONAL PROPERTY:  as defined in Section 2.1.4.

     PLACED IN SERVICE:  as defined in each Expansion Agreement.

     PLAN:  as defined in Section 4.31.1.

     POOL I: collectively, the Communities identified on Exhibit A-11 as comprising "Pool I."

     POOL II: collectively, the Communities identified on Exhibit A-11 as comprising "Pool II."

     POOL III: collectively, the Communities identified on Exhibit A-11 as comprising "Pool III."

     POOL IV: collectively, the Communities identified on Exhibit A-11 as comprising "Pool IV."

     POOL V: collectively, the Communities identified on Exhibit A-11 as comprising "Pool V."

     POOLING AGREEMENT:  a Pooling Agreement in the form of Exhibit D-7.

     PURCHASE PRICE:  as defined in Section 3.2.

     PURCHASER'S ACCOUNTANTS: Arthur Andersen, L.L.P. or another firm of certified public accountants selected by Purchaser.

     PURCHASER'S DESIGNEE:  as defined in Section 8.4.

     RESIDENT:  the Resident(s) of each Residential Unit.

     RESIDENCE AGREEMENT:  as defined in Section 2.1.7.

     RESIDENTIAL UNIT: each individual living unit located within a Community, including independent living units, Ambassador apartments, and assisted living, Alzheimer's, specialized care or nursing beds.

     RESTRICTIVE AGREEMENT: any covenant, condition or restriction contained in a recorded instrument set forth on Schedule A to any Title Policy which burdens the Land or any Improvements, or any part of the Land or Improvements, for the benefit of other real property, including the terms of any reciprocal easement agreement, any community association agreement, any property owners' association agreement, and any agreement limiting the use of the Land or the Improvements or the design of the Improvements.

     SCHEDULED VALUE: the amount set forth on Exhibit A-10 as the scheduled value for each Expansion Unit.

     SEC:  Securities and Exchange Commission.

     SEC DOCUMENTS: all reports and registration statements filed, or required to be filed, by the Company or any Subsidiary pursuant to the Securities Laws.

     SECURITIES LAWS: the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

     SECURITY DEPOSITS: the liabilities associated with any Deposits made by any Resident which are refundable and which secure performance by such Residents of the terms of its Residence Agreement (expressly excluding any Lifecare Payments).

     SECURITY DEPOSIT RESERVE: any cash reserve, escrow or other account of the Company or any Subsidiary, whether held by the Company or any Subsidiary or the Existing Lenders, which holds Security Deposits, together with interest earned thereon.

     SELLER'S ACCOUNTANTS: Arthur Andersen, L.L.P., or another firm of certified public accountants selected by Seller.

     SERIES A WOODLANDS BONDS: All of the $15,450,000 principal amount of Series A Health Facilities Development Revenue Refunding Bonds (Panther Creek-Oxford Limited Partnership Project) 1986 Series A due September 1, 2008, issued by the Montgomery County Health Facilities Development Corporation (CUSIP number 613 913 AP7).

     SERIES B WOODLANDS BONDS: All of the $16,765,000 principal amount of Series B Health Facilities Development Revenue Refunding Bonds (Panther Creek-Oxford Limited Partnership Project) 1986 Series A due September 1, 2008, issued by the Montgomery County Health Facilities Development Corporation (CUSIP number 613 913 AP7).

     STOCK:  as defined in the Recitals.

     SUBSIDIARY: each Person which is owned, directly or indirectly, in whole or in part, by the Company and is described on Exhibit A-1.

     SUBSIDIARY STOCK: collectively, (i) all of the issued and outstanding stock of each Subsidiary which is a corporation, (ii) all of the general and limited partnership interests of each Subsidiary which is a partnership, and (iii) all of the membership interests of each Subsidiary which is a limited liability company.

     TAX OR TAXES:  as defined in the Tax Agreement.

     TAX AGREEMENT:  the Tax Matters Agreement in the form of Exhibit D-9.

     THIRD PARTY MANAGEMENT AGREEMENTS: any contract entered into by the Company, any Subsidiary and/or any Excluded Subsidiary for the provision of management services to any senior living community other than the Communities.

     TITLE COMPANY: Chicago Title Insurance Corporation, or such other reputable title company as Purchaser may select upon written notice to Seller.

     TITLE POLICIES: the owner's policies of title insurance issued by the Title Company at Closing, insuring that each Subsidiary holds fee simple title (or leasehold title in the case of Knightsbridge, Lafayette and Lexington) to the Land and fee simple title (or leasehold title in the case of Lafayette and Lexington) to the Improvements in the Community owned by it, subject to such Encumbrances as Purchaser shall have approved.

     TOTAL COST: the sum of all hard and soft costs incurred by Seller, the Company, the Subsidiaries and/or their Affiliates prior to Closing, or by Seller and/or its Affiliates after Closing, in connection with the development, design, permitting, demolition, construction, equipping, licensing and Placement in Service of each Expansion Unit. Total Cost shall include amounts paid to or charged by Seller or Affiliates of Seller.

     TOTAL COST CERTIFICATION:  as defined in the Expansion Agreement.

     TRANSACTION: collectively, (i) the transactions contemplated by this Agreement, including the transfer of Stock from Seller to Purchaser or Purchaser's Designee, (ii) the disposition or dissolution by the Company of the Excluded Subsidiaries prior to Closing, (iii) the disposition, distribution or transfer by the Company and the Subsidiaries, as applicable, of the Excluded Communities and Excluded Assets prior to Closing, and (iv) the execution of the other Transaction Documents.

     TRANSACTION DOCUMENTS: collectively, this Agreement, the Note, the Guaranty, the Expansion Agreements, the Expansion Notes, the Expansion Guaranties, the New Operating Agreements, the Pooling Agreements, the Indemnity Agreement, the Tax Agreement, the Noncompetition Agreement, the Distribution Agreement Amendment and the License Letter.

1.2 DEFINITION OF COMMUNITIES. As used in this Agreement, the following capitalized terms shall refer to the Communities indicated:

     BROOKSIDE:  The Forum at Brookside, Louisville, Kentucky.

     CORAL OAKS:  Coral Oaks Retirement Community, Palm Harbor, Florida.

     DEER CREEK:  Forum at Deer Creek, Deerfield Beach, Florida.

     DESERT HARBOR:  Desert Harbor, Peoria, Arizona.

     FORWOOD MANOR:  Forwood Manor, Wilmington, Delaware.

     FORUM @ CROSSING:  The Forum at the Crossing, Indianapolis, Indiana.

     FOULK MANOR NORTH:  Foulk Manor North, Wilmington, Delaware.

     FOULK MANOR SOUTH:  Foulk Manor South, Wilmington, Delaware.

     FOUNTAINVIEW:  Fountainview, West Palm Beach, Florida.

     KNIGHTSBRIDGE:  The Forum at Knightsbridge, Columbus, Ohio.

     LAFAYETTE:  Lafayette at Country Place, Lexington, Kentucky.

     LEXINGTON:  Lexington at Country Place, Lexington, Kentucky.

     LINCOLN HEIGHTS:  Forum at Lincoln Heights, San Antonio, Texas.

     MEMORIAL WOODS: The Forum at Memorial Woods Healthcare, Houston, Texas.

     MILLCROFT:  Millcroft Retirement & Nursing Home, Wilmington, Delaware.

     MONTEBELLO:  Montebello on Academy, Albuquerque, New Mexico.

     MONTEVISTA:  Montevista at Coronado, El Paso, Texas.

     MYRTLE BEACH MANOR:  Myrtle Beach Manor, Myrtle Beach, South Carolina.

     OVERLAND PARK:  The Forum at Overland Park, Overland Park, Kansas.

     PARK LANE:  The Forum at Park Lane, Dallas, Texas.

     PARK SUMMIT:  Park Summit at Coral Springs, Coral Springs, Florida.

     PUEBLO NORTE:  The Forum - Pueblo Norte, Scottsdale, Arizona.

     REMINGTON I:  Remington Club I at Rancho Bernardo, San Diego, California.

     REMINGTON II: Remington Club II at Rancho Bernardo, San Diego, California.

     SHIPLEY MANOR:  Shipley Manor, Wilmington, Delaware.

     SPRINGWOOD COURT:  Springwood Court, Ft. Myers, Florida.

     TIFFANY HOUSE:  Tiffany House, Ft. Lauderdale, Florida.

     TUCSON:  Forum at Tucson, Tucson, Arizona.

     WOODLANDS:  Forum at The Woodlands  (a/k/a  Chambrel),  Montgomery  County,
     Texas.

1.3 DEFINITION OF SUBSIDIARIES. As used in this Agreement, the following capitalized terms shall refer to the Subsidiaries indicated:

     FFI: FGI Financing I Corporation, a Delaware corporation.

     FII:  Forum Investments I, L.L.C., a Delaware limited liability company.

     FORUM A/H:  Forum A/H, Inc., a Delaware corporation.

     FORUM ALPHA:  Forum Alpha Investments, Inc., a Delaware corporation.

     FORUM DELAWARE:  Forum Delaware, Inc., a Delaware corporation.

     FORUM KENTUCKY:  Forum of Kentucky, Inc., a Kentucky corporation.

     FORUM OHIO:  Forum Ohio Healthcare, Inc., an Ohio corporation.

     FORUM RETIREMENT:  Forum Retirement, Inc., a Delaware corporation.

     FRC-I:   Forum   Retirement   Communities  I,  L.P.,  a  Delaware   limited
     partnership.

     FRC-II:   Forum  Retirement   Communities  II,  L.P.,  a  Delaware  limited
     partnership.

     FRP:  FRP Financing Limited, L.P., a Delaware limited partnership.

     FRPLP:  Forum Retirement Partners, L.P., a Delaware limited partnership.

     PANTHER GENPAR:  Panther GenPar, Inc., a Delaware corporation.

     PANTHER HOLDINGS: Panther Holdings Level I, L.P., a Delaware limited partnership.

     PUEBLO NORTE:  Forum Pueblo Norte, Inc., an Arizona corporation.

1.4 INTEGRATION. This Agreement and the Transaction Documents contain the final and entire understanding between Seller and Purchaser with respect to the Company and the purchase and sale of the Stock, and are intended to be an integration of all prior or contemporaneous promises, covenants, agreements, conditions, undertakings, warranties or representations between them. There are no promises, covenants, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, between Seller and Purchaser with respect to the Company, the purchase and sale of the Stock, or the Transaction, other than as set forth in this Agreement and the Transaction Documents. Without limiting the generality of the foregoing, the Preliminary Term Sheet dated December 19, 1996, the Transaction Term Sheet dated March 17, 1997, the letter of intent dated March 17, 1997 (as amended), and the Confidentiality Agreement dated August 9, 1996, are superseded in their entirety by this Agreement and the other Transaction Documents.

                      II. THE COMMUNITIES AND OTHER ASSETS

2.1 IDENTIFICATION OF COMMUNITIES. On the Closing Date, Seller shall cause the Company to own, directly or through one or more Subsidiaries, the Communities identified on Exhibit A-2. Each such Community shall consist of the following, except to the extent described in Excluded Assets or otherwise specifically excluded in this Section 2.1:

     2.1.1the fee interest (or leasehold interest, in the case of the Leases) in the parcel or parcels of real property underlying such Community, as more particularly described on Exhibit A-3, together with (i) all rights, ways, easements, development rights, privileges and appurtenances to such land, (ii) all strips and gores appurtenant to such land, and (iii) all right, title and interest of the Company or the applicable Subsidiary in and to any land lying in the bed of any streets, roads and alleys appurtenant to such land (collectively, "Land");

     2.1.2all right,  title and  interest of the Company  and/or the  applicable
          Subsidiary as lessee in, to and under the Leases;

     2.1.3all  improvements  located upon any Land,  including  all  Residential
          Units (including the number and type of Residential Units set forth on Exhibit A-9), common areas, healthcare facilities, meeting rooms, dining facilities, lounges, exercise facilities, parking, and related improvements (collectively, "Improvements");

     2.1.4all  furniture,  furnishings,  fixtures,  equipment and other tangible
          personal   property   owned  by  the  Company  and/or  the  applicable
          Subsidiary and used exclusively in connection with any Community, including all room furnishings, lobby, meeting room, common area and dining room furnishings, office equipment, healthcare equipment, kitchen equipment, exercise equipment, rugs, artwork, chinaware, glassware, flatware, linen, stationery, supplies, consumables, cleaning and maintenance supplies, food, beverage, retail and medical inventories, fuel, and automobiles and other motor vehicles (collectively, "Personal Property");

     2.1.5all right,  title and  interest of the Company  and/or the  applicable
          Subsidiary as lessee in, to and under any lease of furniture, furnishings, fixtures, equipment and other tangible personal property to which the Company and/or the applicable Subsidiary is a party and which is used exclusively in connection with any Community (collectively, "Equipment Leases");

     2.1.6all right,  title and  interest of the Company  and/or the  applicable
          Subsidiary as lessor in, to and under all leases, subleases, licenses, concessions and similar agreements for the use or occupancy of space (other than Residential Units) in any Land or Improvements, together with all guaranties and other collateral securing the obligations of the lessees under such leases, subleases, licenses, concessions and similar agreements (collectively, "Commercial Leases");

     2.1.7all right,  title and  interest of the Company  and/or the  applicable
          Subsidiary as lessor in, to and under all occupancy agreements, leases, subleases, licenses, concessions and similar agreements for the use or occupancy of Residential Units, together with all guaranties and other collateral securing the obligations of the

          Residents under such leases, subleases, licenses, concessions and similar agreements, and all right, title and interest of the Company and/or the applicable Subsidiary in, to and under all Lifecare Contracts or other contracts, agreements or arrangements with Residents for the provision of services (collectively, "Residence Agreements");

     2.1.8all right,  title and  interest of the Company  and/or the  applicable
          Subsidiary in, to and under all contracts, purchase orders and other agreements for the provision of services or supplies to the Company, the applicable Subsidiary or Community, or to which the Company and/or the Subsidiary is otherwise a party, obligor, or beneficiary, including all guaranties, warranties, and indemnities in connection therewith, but specifically excluding the Medicaid/Medicare Contracts and the Existing Management Agreements (collectively, "Contracts");

     2.1.9all right,  title and  interest of the Company  and/or the  applicable
          Subsidiary in, to and under all Medicaid/Medicare Contracts;

     2.1.10 all right, title and interest of the applicable Subsidiary, as owner, in, to and under the FRP Management Agreement, the FFI Management Agreement and the FRC-I Management Agreement;

     2.1.11 all right, title and interest of the Company and/or the applicable Subsidiary in and to all deposits received from lessees or prospective lessees under Commercial Leases, Residents or prospective Residents under any Residence Agreement or subscription or reservation agreement for any Residence Agreement, or any party to a Contract, which is refundable to such party upon occurrence of certain events or conditions, but specifically excluding the Lifecare Payments (collectively, "Deposits");

     2.1.12 all right, title and interest of the Company and/or the applicable Subsidiary in and to the Lifecare Payments with respect to Excess Lifecare Contracts as set forth in Section 6.6.3;

     2.1.13 subject to the receipt of any required approval from any Governmental Authority, all right, title and interest of the Company and/or the applicable Subsidiary in and to all Permits required in connection with the use, ownership, operation, maintenance and leasing of the Community, but specifically excluding those Permits required to be held by New Operator (collectively, "Community Permits");

     2.1.14 all Current Assets of the Company and/or the applicable Subsidiary, to the extent included in the calculation of Net Current Assets pursuant to Section 1.1;

     2.1.15 all Financing Reserves as of the Closing Date;

     2.1.16 all right, title and interest of the Company and/or the applicable Subsidiary in, to and under all books, records, lists of prospective Residents, files, reports, surveys, studies, projections, budgets, tax returns, and strategic plans in connection with the acquisition, development, use, ownership, operation, marketing, leasing, management, maintenance and financing of any Community, excluding internal reports, studies and strategic plans of Seller and its Affiliates which do not relate exclusively to the Communities ("Books");

     2.1.17 all right, title and interest of the Company and/or the applicable Subsidiary in, to and under all plans, specifications, drawings, models, studies, reports, investigations and other work product of engineers and architects in connection with the Community, including in connection with any Expansion Units ("Engineering");

     2.1.18 the Lifecare Reserve required with respect to any Excess Lifecare Contracts; and

     2.1.19 all other assets and properties of the Company and/or the applicable Subsidiary, of every kind and description, wherever located, tangible or intangible, contingent or otherwise, now or hereafter existing prior to Closing, which are used or held for use exclusively in connection with the Community.

     The description of the Communities and Assets in this Section 2.1 does not constitute a representation or warranty on the part of Seller. All representations and warranties with respect to the Communities and Assets are set forth in Article IV.

2.2 OTHER FORUM GROUP ASSETS. In addition to the Communities, on the Closing Date, Seller shall cause the Company to own, directly or through one or more Subsidiaries, the following:

     2.2.1all right, title and interest of the Company for accrued but unpaid deferred management fees for periods prior to January 1, 1994 under the FRP Management Agreement;

     2.2.2all Current Assets included in the calculation of Net Current Assets pursuant to Section 1.1;

     2.2.3 the Series B Woodlands Bonds, owned by Panther Holdings;

     2.2.4all right, title and interest of Seller and its Affiliates in, to and under any other receivables owing from the Company or any Subsidiary to Seller and/or its Affiliates existing immediately prior to Closing, excluding those that are included in the calculation of Net Current Assets and excluding those that are created under this Agreement or under any other Transaction Document; and

     2.2.5long term-debt owed by FRP and/or FRPLP to the Company in the approximate amount of $291,000 (as of December 31, 1996).

     The description of the Assets in this Section 2.2 does not constitute a representation or warranty on the part of Seller. All representations and warranties with respect to the Assets are set forth in Article IV.

2.3 EXCLUDED COMMUNITIES AND SUBSIDIARIES. Prior to the Closing Date, Seller, at its sole cost and expense, shall cause the Company to transfer or otherwise remove from the Company and its Subsidiaries the Excluded Assets and all other assets of the Company not required under Sections 2.1 or 2.2 to be owned by the Company or the Subsidiaries as of Closing.

                         III. PURCHASE AND SALE OF STOCK

3.1 TRANSFER OF STOCK AND BONDS. Upon the terms and subject to the conditions set forth in this Agreement, Seller shall sell to Purchaser, and Purchaser shall acquire from Seller, as of the Closing Date, all of the Stock. Upon the terms and subject to the conditions set forth in this Agreement, MI shall sell to Purchaser, and Purchaser shall acquire from MI, as of the Closing Date, the Series A Woodlands Bonds.

3.2 PURCHASE PRICE. At the Closing, Purchaser shall pay or cause to be paid to Seller the sum of $276,676,178 ("Purchase Price"), which has been calculated pursuant to Exhibit E-1. The Purchase Price shall be payable as follows:

     3.2.1Purchaser shall pay to Seller on June 23, 1997, by wire transfer of immediately available federal funds, the sum of $205,276,645, which has been calculated pursuant to Exhibit E-1.

     3.2.2The balance of the Purchase Price shall be evidenced by the Note to be executed by Purchaser's Designee at Closing with an initial principal amount of $71,399,533, which has been calculated pursuant to Exhibit E-1. The amounts evidenced by the Note shall be due and payable in accordance with the terms of the Note. The Note shall be fully guaranteed by Purchaser pursuant to the Guaranty to be executed by Purchaser at Closing.

3.3  EXPANSION PAYMENTS.

     3.3.1In addition to the Purchase Price described in Section 3.2, Purchaser shall pay or cause to be paid to Seller the following amounts:

          3.3.1.1 If all Expansion Units for an Expansion Phase are Placed in Service on or before the Closing Date, then on the Closing Date Purchaser shall cause the Subsidiary which owns such Expansion Units (the "applicable Subsidiary" for purposes of this Section 3.3) to pay to Seller the sum of Six Percent (6%) of the Total Costs of such Expansion Units to the extent that such Expansion Units are Group II Expansion Units. Amounts paid pursuant to this
               Section 3.3.1.1 shall constitute a development/ construction fee to Seller.

          3.3.1.2 If all Expansion Units for an Expansion Phase are not Placed in Service on or before the Closing Date, then on the date ("Expansion Closing Date") which is three (3) Business Days after the Placement in Service of all Expansion Units for an Expansion Phase, Purchaser shall (i) cause the applicable Subsidiary to pay to Seller an amount equal to the Total Costs of such Expansion Units, plus the sum of Six Percent (6%) of the Total Costs of such Expansion Units to the extent that such Expansion Units are Group II Expansion Units (provided that in no event shall such sum of the Total Costs and Six Percent (6%) of the Total Costs exceed the Scheduled Values for such Expansion Units), less any portion of the Total Costs paid prior to the Closing Date by the applicable Subsidiary to Seller in respect of such Total Costs, and (ii) pay or cause Purchaser's Designee to pay to Seller an amount equal to the excess of (a) the Scheduled Values for such Expansion Units over (b) the amounts paid pursuant to the foregoing clause (i) (such amounts, collectively, the "Expansion Payments"). Amounts paid pursuant to clause (i) shall constitute cost reimbursement and a development/construction fee to Seller, and amounts paid pursuant to clause (ii) shall constitute an increase in the Purchase Price. Seller shall give Purchaser not less than thirty (30) days prior written notice of each anticipated Expansion Closing Date.

     3.3.2The amount  described in Section  3.3.1.1 shall be payable as follows:
          Purchaser shall cause the applicable Subsidiary to pay to Seller on the Closing Date, by wire transfer of immediately available federal funds, Thirty-five Percent (35%) of such amount. The remaining Sixty-five percent (65%) of such amount shall be evidenced by an Expansion Note to be executed on the Closing Date by such Subsidiary (or, at Purchaser's option, by the Company on behalf of such Subsidiary). Such Expansion Note shall be fully guaranteed by
          Purchaser pursuant to an Expansion Guaranty to be executed by Purchaser on the Closing Date.

     3.3.3The Expansion Payments described in Section 3.3.1.2 shall be payable as follows:

          3.3.3.1 Purchaser shall cause the applicable Subsidiary to pay to Seller on the Expansion Closing Date, by wire transfer of immediately available federal funds, Thirty-five Percent (35%) of the amounts set forth in clause (i) of Section 3.3.1.2. The remaining Sixty-five percent (65%) of such amounts shall be evidenced by an Expansion Note to be executed on the Expansion Closing Date by such Subsidiary (or, at Purchaser's option, by the Company on behalf of such Subsidiary). Such Expansion Note shall be fully guaranteed by Purchaser pursuant to an Expansion Guaranty to be executed by Purchaser on the Expansion Closing Date.

          3.3.3.2 Purchaser shall pay or cause Purchaser's Designee to pay to Seller on the Expansion Closing Date, by wire transfer of immediately available federal funds, Thirty-five Percent (35%) of the amounts set forth in clause (ii) of Section 3.3.1.2. The remaining Sixty-five percent (65%) of such amounts shall be evidenced by an Expansion Note to be executed on the Expansion Closing Date by Purchaser or Purchaser's Designee. If such Expansion Note is executed by Purchaser's Designee, then it shall be fully guaranteed by Purchaser pursuant to an Expansion Guaranty to be executed by Purchaser on the Expansion Closing Date.

     3.3.4Purchaser shall contribute or advance, or cause Purchaser's Designee to contribute or advance, to the applicable Subsidiary, such amounts as shall be necessary for the applicable Subsidiary to have sufficient cash on hand to pay the amounts due and payable by such Subsidiary at Closing or on each Expansion Closing Date pursuant to Section 3.3.2 or
          Section 3.3.3.1. At Purchaser's option, subject to restrictions under the Existing Financing Documents, the cash portion of the amount payable by the applicable Subsidiary pursuant to Section 3.3.2 or
          Section 3.3.3.1 may be increased up to the total amount due pursuant to such Sections. In such event, (i) the amount evidenced by the applicable Expansion Note shall be reduced pro tanto, and (ii) at Purchaser's option, in connection with the Expansion Notes being executed by Purchaser's Designee on such date, or the Expansion Payment(s) payable in connection with the next Expansion Unit(s) Placed in Service, the relative proportions of cash and Expansion Notes shall be modified such that the total amount of original indebtedness evidenced by the Expansion Notes, cumulatively through the date of issuance of the new Expansion Notes, equals Sixty-five percent (65%) of the cumulative Expansion Payments incurred through such date.

     3.3.5Seller  represents and warrants to Purchaser that Seller has caused or will cause the Company and each Subsidiary to record on its books, for tax and accounting purposes (and from and after Closing Seller shall cooperate with Purchaser to cause the Company and each Subsidiary to record on its books, for tax and accounting purposes): (i) the Total Costs for the Expansion Units included in each Expansion Phase as to which all Expansion Units are Placed in Service at or prior to the Closing Date, and (ii) the portion of the Total Costs actually paid to Seller or its Affiliates prior to Closing in connection with all Expansion Units not Placed in Service at or prior to Closing. Seller further represents and warrants to Purchaser that to the extent that Total Costs for the Expansion Units described in the foregoing clause
          (i) have been advanced by Seller or its Affiliates on behalf of the applicable Subsidiary, all such advances have been recorded on the books of the Company and/or the applicable Subsidiary as advances or capital contributions by Seller or its Affiliates, and shall (if advances) be owned by the Company at Closing pursuant to Section
          2.2.4. At such time as Seller delivers to Purchaser the Final Closing Accounting pursuant to Section 6.4.2, Seller shall deliver to Purchaser an updated Total Cost Certification for the Expansion Units described in the foregoing clause (i).

     3.3.6The provisions of this Section 3.3 shall apply to the Expansion Units covered by the Expansion Agreements referenced in Section 7.12 at the time such Expansion Agreements shall have been executed pursuant to
          Section 7.12.

     3.3.7Seller and  Purchaser  acknowledge  that as of Closing  the  Expansion
          Units within the Expansion Phases described on Exhibit A-10 as "open" have been Placed in Service as of Closing.


                  IV. REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Purchaser as follows:

4.1 ORGANIZATION. Seller (i) is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, (ii) has full power and authority to execute and deliver, and perform its obligations under, this Agreement, without the consent of any other Person (other than as set forth on Exhibit C-8), and (iii) has duly authorized the execution, delivery and performance of this Agreement by the officer executing this Agreement. The Company (i) is a corporation duly formed, validly existing and in good standing under the laws of the State of Indiana, (ii) is duly qualified as a foreign corporation in each jurisdiction in which it transacts business, except for any such failure to be qualified as would not reasonably be expected to have a Material Adverse Effect on the Company, and (iii) has full power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties and assets. Each Subsidiary (i) is a corporation, limited liability company or limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) is duly qualified as a foreign corporation, limited liability company or limited partnership in each jurisdiction in which it transacts business, except for any such failure to be qualified as would not reasonably be expected to have a Material Adverse Effect on such Subsidiary, and (iii) has full power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties and assets.

4.2 AUTHORIZATION. This Agreement has been duly executed by Seller and, assuming the due execution of this Agreement by Purchaser, is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting generally the rights of creditors, and general principles of equity.

4.3 NO VIOLATION. The execution, delivery and performance of this Agreement, and the consummation of the Transaction, will not violate, result in a breach of or constitute a default under any material agreement to which Seller is a party or by which any of Seller's assets are bound, except for any such violation, breach or default as would not reasonably be expected to have a Material Adverse Effect on the Company. The performance of this Agreement, and the consummation of the Transaction, will not violate, result in a breach of or constitute a default under any material agreement to which the Company or any Subsidiary is a party or by which any of its or their assets are bound, except for any such violation, breach or default as would not reasonably be expected to have a Material Adverse Effect on the Company.

4.4 NO CONSENTS. No consent, approval or authorization of, or declaration, notice, filing or registration with, any Governmental Authority, or any other Person, is required to be made or obtained by Seller, the Company or any Subsidiary in connection with the execution, delivery and performance of this Agreement and the consummation of the Transaction, except (i) as set forth on Exhibit C-8, (ii) as may be required in connection with the transfer or issuance of Permits by Governmental Authorities, and (iii) to the extent the failure to obtain or make such consent, approval or authorization of, or declaration, notice, filing or registration, would not reasonably be expected to have a Material Adverse Effect upon the Company or any Subsidiary. Purchaser acknowledges that Seller is making no representation or warranty as to whether any consent or approval is required (i) under the Lexington Lease, the Lafayette Lease or the Collateral Pledge and Security Agreement dated as of February 10, 1995, between the Company, FKy and Central Bank & Trust Company, as trustee, in connection with execution, delivery and performance of the New Operating Agreement for Lafayette and/or Lexington, or (ii) by the U.S. Department of Housing and Urban Development in connection with the transfer of Stock of the Company pursuant to this Agreement, with respect to Lexington.

4.5 BANKRUPTCY. Neither Seller nor the Company nor any Subsidiary is the subject debtor under any federal, state or local bankruptcy or insolvency proceeding, or any other proceeding for dissolution, liquidation or winding up of its assets. Purchaser acknowledges that the Company and certain of its subsidiaries were the subject of bankruptcy proceedings under Chapter 11 of the United States Bankruptcy Code (case nos. 91-1678-FJO- 11 through 91-1690-FJO-11, United States Bankruptcy Court, Southern District of Indiana, Indianapolis Division), which proceedings commenced on February 19, 1991 and were formally closed as of May 17, 1996.

4.6 COMPANY AND SUBSIDIARY STOCK - CORPORATIONS. Exhibit C-1 sets forth a complete and accurate list of the following with respect to the Company and each Subsidiary which is a corporation: (i) the jurisdiction in which incorporated, (ii) the jurisdictions in which qualified to transact business, (iii) the authorized shares of common stock, (iv) the par value of each share of common stock, (v) the number of shares of common stock which are issued and outstanding, (vi) the registered owner of all issued and outstanding shares of common stock, (vii) the authorized shares of any other classes of stock, (viii) the par value of each share of such other classes of stock, (ix) the number of shares of such other classes of stock which are issued and outstanding, and (x) the registered owner of all issued and outstanding shares of such other classes of stock. Except as set forth on Exhibit C-1, no shares of any other class or series of capital stock of the Company or any such Subsidiary are authorized, issued or outstanding. All of the shares described on Exhibit C-1, including the Stock, have been duly and validly authorized and issued, and are fully paid and nonassessable.

4.7 SUBSIDIARY STOCK - OTHER ENTITIES. Exhibit C-1 sets forth a complete and accurate list of the following with respect to each Subsidiary which is a limited liability company or limited partnership: (i) the jurisdiction in which formed, (ii) the jurisdictions in which qualified to transact business, (iii) the classes of membership or partnership interests, and
     (iv) the registered owner of each membership or partnership interest, and the percentage of membership or partnership interest owned. Except as set forth on Exhibit C-1, no other membership or partnership interests are authorized, issued or outstanding. To the Knowledge of Seller, all of the membership and partnership interests described on Exhibit C-1 have been duly and validly authorized and issued, and the owners of such interests have been duly admitted as members or partners of the applicable Subsidiary.

4.8 OWNERSHIP OF STOCK. Seller owns, of record and beneficially, all of the Stock, free and clear of all Encumbrances, including any agreement, understanding or restriction affecting the voting rights or other incidents of record or beneficial ownership pertaining to the Stock. There are no subscriptions, options, warrants, calls, commitments, preemptive rights or other rights of any kind outstanding for the purchase of, nor any securities convertible or exchangeable for, any equity interests of the Company. There are no restrictions upon the voting or transfer of any shares of the Stock pursuant to the Organizational Documents of the Company or any agreement or other instrument to which Seller or the Company is a party or by which Seller or the Company is bound other than restrictions on transfer under applicable Securities Laws and state laws and regulations. Upon consummation of the Transaction, Purchaser will be the owner of the Stock, free and clear of all Encumbrances other than any Encumbrances arising as a result of action by Purchaser.

4.9 OWNERSHIP OF SUBSIDIARY STOCK. Except as set forth on Exhibit C-2, the Company and each Subsidiary owns, of record and beneficially, all of the shares of stock, membership interests and partnership interests as described on Exhibit C-1, free and clear of all Encumbrances, including any agreement, understanding or restriction affecting the voting rights or other incidents of record or beneficial ownership pertaining to such shares, membership interests or partnership interests. There are no subscriptions, options, warrants, calls, commitments, preemptive rights or other rights of any kind outstanding for the purchase of, nor any securities convertible or exchangeable for, any equity interests of any Subsidiary. Except as set forth on Exhibit C-2, there are no restrictions upon the voting or transfer of any such shares, membership interests or partnership interests pursuant to the Organizational Documents of any Subsidiary or any agreement or other instrument to which Seller, the Company or any Subsidiary is a party or by which Seller, the Company or any Subsidiary is bound, other than restrictions on transfer under applicable Securities Laws and state laws and regulations.

4.10 FINANCIAL STATEMENTS. Seller has delivered to Purchaser audited financial statements for the most recently completed full or partial fiscal year ("Financial Statements") for the following Subsidiaries: FFI and Forum Ohio (consolidated), FRC-I, FRP, and FRPLP. Except as may be otherwise set forth in the Financial Statements, to the Knowledge of Seller, the Financial Statements fairly present in all material respects the financial position and results of operations and cash flows of such Subsidiaries as of the date of or for the periods indicated therein, in accordance with GAAP.

4.11 EVENTS SUBSEQUENT TO JANUARY 3, 1997. Since January 3, 1997, to the Knowledge of Seller there has not occurred (i) an event or condition that has had or is reasonably likely to have a Material Adverse Effect on the Company or any Subsidiary, excluding any such effects resulting directly from new federal or state legislation or regulations, general economic conditions or changes in generally accepted accounting principles, (ii) any Encumbrance of any assets of the Company or any Subsidiary, except for any Encumbrance that would not reasonably be expected to have a Material Adverse Effect on the Company or any Subsidiary, (iii) indebtedness incurred by the Company or any Subsidiary for borrowed money or any commitment to borrow money entered into by the Company or any Subsidiary, or any loans made or agreed to be made by the Company or any Subsidiary, other than in the ordinary course of business consistent with past practice, or (iv) any liability incurred involving $50,000 or more except in the ordinary course of business.

4.12 UNDISCLOSED LIABILITIES. To the Knowledge of Seller, the Company and the Subsidiaries do not have any liability (contingent or otherwise) that is material to their financial condition taken as a whole or that, when combined with all similar liabilities would be material to their financial condition taken as a whole, except for Current Liabilities or as disclosed in the Financial Statements, this Agreement and/or the Exhibits to this Agreement, and except for liabilities incurred in the ordinary course of business consistent with past practice. Notwithstanding the foregoing, Seller makes no representation or warranty under this Section 4.12 with respect to liabilities in connection with the Communities that result from, relate to, arise out of or are based upon any Environmental Laws.

4.13 TITLE TO LAND AND IMPROVEMENTS. Each Subsidiary holds good fee simple title (or good leasehold title in the case of Knightsbridge, Lafayette and Lexington) to the Land, and good fee simple title (or good leasehold title in the case of Lafayette and Lexington) to the Improvements, in the Community indicated on Exhibit A-3 as owned by it, free and clear of all Encumbrances securing payment of monetary indebtedness other than Encumbrances securing the Existing Financing, but subject to all matters set forth on Schedule A to the Title Policies.

4.14 TITLE TO OTHER ASSETS. The Company and each Subsidiary holds good title to all Personal Property, free and clear of all Encumbrances other than those Encumbrances securing the Existing Financing.

4.15 LEASES AND RESIDENCE AGREEMENTS.

     4.15.1 The Leases are all of the leases of land and other real property used in connection with the Communities. Seller has provided to Purchaser a correct and complete copy of each Lease and all amendments and addenda thereto. To the Knowledge of Seller, the Leases are in full force and effect in accordance with their terms. There exists no material default on the part of the Company or any of its Affiliates under any Lease, or any event or condition which after notice or passage of time or both would constitute such a default. To the Knowledge of Seller, there exists no material default on the part of the Lessor under any Lease, or any event or condition which after notice or passage of time or both would constitute such a default.

     4.15.2 The Commercial Leases set forth on Exhibit A-5 are all of the leases, subleases, licenses, concessions and similar agreements for the use or occupancy of space (other than the Residential Units) in the Communities that, if entered into during the term of a New Operating Agreement, would have required the consent of the owner. Seller has provided to Purchaser a correct and complete copy of each Commercial Lease and all amendments thereto. To the Knowledge of Seller, all Commercial Leases are in full force and effect in accordance with their terms. There exists no material default on the part of the Company or any of its Affiliates under any Commercial Lease, or any event or condition which after notice or passage of time or both would constitute such a default. To the Knowledge of Seller, there exists no material default on the part of the tenant under any Commercial Lease or any event or condition which after notice or passage of time or both would constitute such a default. Any Deposit under any Commercial Lease has been held in accordance with the terms of such Commercial Lease and the requirements of applicable law. No commission or other fee will be due or payable to any real estate agent, broker or finder after Closing in connection with any Commercial Lease.

     4.15.3 Exhibit C-3 is a complete and accurate summary of the following information by Community as of the dates indicated therein: (i) number of occupied Residential Units, (ii) number of Residential Units, (iii) occupancy level, (iv) Security Deposits and (v) and receivables aging report. Seller has provided to Purchaser for each Community the current form of the Residence Agreement for such Community. Any Deposit under any Residence Agreement has been held in accordance with the terms of such Residence Agreement and the requirements of applicable law.

     4.15.4 The Equipment Leases set forth on Exhibit A-6 are all of the leases of furniture, furnishings, fixtures, equipment and other tangible personal property used in connection with the Communities requiring payments of over $10,000 per annum. Seller has provided to Purchaser a correct and complete copy of each Equipment Lease and all amendments thereto. To the Knowledge of Seller, all Equipment Leases are in full force and effect in accordance with their terms. There exists no material default on the part of the Company or any of its Affiliates under any Equipment Lease, or any event or condition which after notice or passage of time or both would constitute such a default. To the Knowledge of Seller, there exists no material default on the part of the lessor under any Equipment Lease, or any event or condition which after notice or passage of time or both would constitute such a default.

4.16 CONTRACTS. The Contracts set forth on Exhibit A-7 are all of the contracts for the provision of services or supplies to the Communities (other than the Medicaid/Medicare Contracts and the Existing Management Agreements), or to which the Company and/or any Subsidiary is a party, an obligor or beneficiary requiring payments of over $10,000 per annum and which can not be cancelled by the Company or the applicable Subsidiary without penalty upon not more than ninety (90) days prior notice. Seller has provided to

     Purchaser a correct and complete copy of each Contract and all amendments thereto. To the Knowledge of Seller, all such Contracts are in full force and effect in accordance with their terms. There exists no material default on the part of the Company or any of its Affiliates under any Contract or any event or condition which after notice or passage of time or both would constitute such a default. To the Knowledge of Seller, there exists no material default on the part of any other party under any Contract or any event or condition which after notice or passage of time or both would constitute such a default.

4.17 MEDICAID/MEDICARE CONTRACTS. The Medicaid/Medicare Contracts set forth on Exhibit A-8 are all of the contracts with any Governmental Authority, or with any other Person that provides insurance, managed care, or other type of care or insurance, in each case which contracts are entered into pursuant to Title XVIII and Title XIX of the Social Security Act, Title 42 United States Code, Chapter 7, as amended from time to time, or any similar state law governing the care of elderly, disabled, or low-income individuals, to which the Company and/or any Subsidiary is a party, an obligor or beneficiary. Seller has provided to Purchaser a correct and complete copy of each Medicaid/Medicare Contract and all amendments thereto. To the Knowledge of Seller, all such Medicaid/Medicare Contracts are in full force and effect in accordance with their terms. To the Knowledge of Seller, there exists no material default on the part of any party under any Medicaid/Medicare Contract or any event or condition which after notice or passage of time or both would constitute such a default.

4.18 RESTRICTIVE AGREEMENTS. Seller has provided to Purchaser a correct and complete copy of each Restrictive Agreement and all amendments thereto. To the Knowledge of Seller, all such Restrictive Agreements are in full force and effect in accordance with their terms. There exists no material default on the part of the Company or any of its Affiliates under any Restrictive Agreement or any event or condition which after notice or passage of time or both would constitute such a default. To the Knowledge of Seller, there exists no material default on the part of any other party under any Restrictive Agreement or any event or condition which after notice or passage of time or both would constitute such a default.

4.19 CERTAIN MANAGEMENT AGREEMENTS. Seller has provided to Purchaser a correct and complete copy of the FFI Management Agreement, the FRP Management Agreement and the FRC-I Management Agreement, and all amendments thereto. The FFI Management Agreement, the FRP Management Agreement and the FRC-I Management Agreement are the only contracts or agreements between the Company and its Affiliates, on the one hand, and the Company or Seller and their respective Affiliates on the other hand, with respect to the management or operation of the Communities governed by such Existing Management Agreements. Such Management Agreements are in full force and effect in accordance with their terms. To the Knowledge of Seller, there exists no material default on the part of any party under any such Management Agreements or any event or condition which after notice or passage of time or both would constitute such a default. All amounts due and payable by Seller, the Company or any Subsidiary under the FFI Management Agreement, the FRP Management Agreement and the FRC-I Management Agreement have been paid in full through March 31, 1997, other than deferred management fees under the FRP Management Agreement for periods prior to January 1, 1994 in the approximate amount of $15,780,000.

4.20 EXISTING FINANCING. The documents listed on Exhibit C-6 are all of the principal Existing Financing Documents, other than Uniform Commercial Code financing statements. Seller has provided to Purchaser a correct and complete copy of, or given Purchaser access to, each of the Existing
     Financing Documents and all amendments thereto. All of the Existing Financing Documents are in full force and effect in accordance with their terms. There exists no material default on the part of the Company or any of its Affiliates under the Existing Financing Documents or any event or condition which after notice or passage of time or both would constitute such a default. To the Knowledge of Seller, there exists no material default on the part of any other party under the Existing Financing Documents or any event or condition which after notice or passage of time or both would constitute such a default. The Existing Financing Documents do not require the consent of any party thereto to the consummation of the Transaction, other than the consent of the Existing Lenders to the assignment of certain of the Existing Management Agreements. As of the Closing Date, the outstanding principal balance of the Existing Financing is as follows:

                  FFI Financing:            $122,775,736
                  FKy Financing:            $  7,340,387
                  FRC-I Financing:          $ 26,589,254
                  FRP Financing:            $ 47,433,317
                  Panther Financing:        $ 32,215,000

     As of the Closing Date, the capitalized value of the Lafayette Lease is $8,933,821, and the capitalized value of the Lexington Lease is $2,380,387, in each case determined in accordance with GAAP.

4.21 INSURANCE POLICIES. Exhibit C-4 sets forth a complete and accurate list of all pending claims under any insurance policy held by the Company or any
     Subsidiary, or any blanket policies under which the Company or any Subsidiary is covered ("Policies"). The Company and the Subsidiaries are not in material default with respect to any of the Policies, and the Company and Subsidiaries have not received any written notice of a default, premium increase or cancellation with respect to any of the Policies. To the Knowledge of Seller, neither Seller, the Company nor any Subsidiary has received any notice from any insurance company of any defects or inadequacies in any Community that would materially adversely affect its insurability or materially increase the cost of insurance from the current levels.

4.22 CONDEMNATION. There is not pending or, to the Knowledge of Seller, threatened, any taking by power of eminent domain or condemnation proceedings for the permanent or temporary taking or condemnation of all or any portion of the Assets.

4.23 COMMITMENTS TO GOVERNMENTAL AUTHORITIES. To the Knowledge of Seller, neither the Company nor any Subsidiary has made any commitments to any Governmental Authority, utility company, school board, church or other religious body, or to any other organization, group or individual, relating to the Assets which would impose on any of them any material obligation to make any contributions of money, dedication of land or grants of easements or rights-of-way, or to construct, install or maintain any improvements, public or private, on or off the Land.

4.24 LITIGATION. Except as set forth on Exhibit C-5, there is no Litigation instituted, pending or, to the Knowledge of Seller, threatened (or unasserted but considered probable of assertion), against Seller, the Company or any Subsidiary or against any Asset, or any right of the Company or any Subsidiary in any Asset which, if adversely decided, would reasonably be expected to have a Material Adverse Effect on the Company or any Subsidiary. There is no actual or, to the Knowledge of Seller, threatened Litigation which prohibits, enjoins, or restrains, or presents a claim to prohibit, enjoin or restrain, the consummation of the Transaction in accordance with this Agreement.

4.25 COMPLIANCE WITH LAW. To the Knowledge of Seller, the Company and each subsidiary is operating in all material respects in compliance with all applicable laws, statutes, ordinances and regulations, whether federal, state or local. To the Knowledge of Seller, neither the Company nor any Subsidiary has received any written notification from any Governmental Authority asserting a material violation of any statute, ordinance or regulation. To the Knowledge of Seller, neither the Company nor any Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, directive or memorandum of understanding, and none of them has received any written communication requesting that they enter into any of the foregoing. This Section 4.25 shall not be deemed or construed to make any representation or warranty with respect to compliance with, or violations of, Environmental Laws.

4.26 PERMITS. To the Knowledge of Seller, all Permits (including Community Permits) required for the development, ownership, maintenance, operation, use, occupancy, marketing and leasing of the Assets, as of immediately prior to consummation of the Transaction, have been issued to the Company or the applicable Subsidiary and are in full force and effect, except for any such Permits as are not material in the aggregate to the development, ownership, maintenance, operation, use, occupancy, marketing or leasing of the Assets, and except that Seller is unable to locate certificates of occupancy for certain Communities which have been disclosed to Purchaser. There is no pending or, to the Knowledge of Seller, threatened Litigation with respect to revocation, cancellation, suspension or nonrenewal of any such material Permit and, to the Knowledge of Seller, there has occurred no event which (whether with notice or lapse of time or both) will result in such a revocation, cancellation, suspension or nonrenewal of any such material Permit. Seller, the Company and the Subsidiaries have received no written notice from any Governmental Authority asserting the violation of the terms of any such material Permit, or threatening to revoke, cancel, suspend or not renew any such material Permit, other than any such notifications of violations that have been cured or otherwise resolved. Seller makes no representation or warranty concerning whether any of the Permits referenced in this Section 4.26 will remain in full force and effect following the Closing. For purposes of this Section 4.26 only, the "Knowledge of Seller" shall include due inquiry by Seller of the general managers of each Community. Notwithstanding the foregoing, Seller makes no representation or warranty under this Section 4.26 with respect to Permits required under any Environmental Laws.

4.27 PROPRIETARY RIGHTS. The Company's and the Subsidiaries' use of all trademarks, trade names, and other trade rights, whether or not registered, is not infringing upon or otherwise violating in any material respect the rights of any third party in or to such rights, and no proceedings have been instituted against or notices received by Seller, the Company or any Subsidiary that are presently outstanding alleging that the Company's and any Subsidiary's use of such rights infringes upon or otherwise violates any rights of a third party in or to such rights.

4.28 ADJOINING LAND. Neither Seller nor any Affiliate of Seller owns or otherwise has an interest, direct or indirect, in any land or improvements adjoining any of the Land, other than land which is intended to be used other than for or in conjunction with a senior living community.

4.29 ENVIRONMENTAL MATTERS.

     4.29.1 To the Knowledge of Seller, there is no material inaccuracy in the Environmental Reports. Except for Hazardous Substances which are identified in the Environmental Reports as being present at, on or under the Assets, to the Knowledge of Seller, there is in existence at, on or under the Assets no Hazardous Substances. Except as described in the Environmental Reports, to the Knowledge of Seller, no Hazardous Substances have leaked, escaped or been discharged, emitted or otherwise released, from the Assets onto adjoining properties, or from adjoining properties onto the Assets. To the Knowledge of Seller, Seller, the Company and the Subsidiaries are not generators of any Hazardous Substances (other than medical wastes generated in the ordinary course of the business of operating the Communities), and are in compliance in all material respects with all laws, regulations and requirements regarding the use, transportation and disposal of Hazardous Substances. To the Knowledge of Seller, except as described in the Environmental Reports, Seller, the Company and the Subsidiaries have received no notice, demand, request for information, complaint or order from any Governmental Authority with respect to the alleged presence at, or release from, the Assets of any Hazardous Substance or alleged violation of any Environmental Law.

     4.29.2 For purposes of this Section 4.29.2 only, "Environmental Permits" shall refer to any Permits which are required under any Environmental Laws. To the Knowledge of Seller, all Environmental Permits required for the development, ownership, maintenance, operation, use, occupancy, marketing and leasing of the Assets, as of immediately prior to consummation of the Transaction, have been issued to the Company or the applicable Subsidiary and are in full force and effect, except for any such Environmental Permits as are not material in the aggregate to the development, ownership, maintenance, operation, use, occupancy, marketing or leasing of the Assets. There is no pending or, to the Knowledge of Seller, threatened Litigation with respect to revocation, cancellation, suspension or nonrenewal of any such material Environmental Permit and, to the Knowledge of Seller, there has occurred no event which (whether with notice or lapse of time or both) will result in such a revocation, cancellation, suspension or nonrenewal of any such material Environmental Permit. Seller, the Company and the Subsidiaries have received no written notice from any Governmental Authority asserting the violation of the terms of any such material Environmental Permit, or threatening to revoke, cancel, suspend or not renew any such material Environmental Permit, other than any such notifications or violations that have been cured or otherwise resolved to the Company's reasonable satisfaction. Seller makes no representation or warranty concerning whether any of the Environmental Permits referenced in this Section 4.29.2 will remain in full force and effect following the Closing. For purposes of this
          Section 4.29.2 only, the "Knowledge of Seller" shall include due inquiry by Seller of the general managers of each Community.

4.30 SEC DOCUMENTS. To the Knowledge of Seller, without investigation, (i) the Company filed all SEC Documents, if any, required by the Securities Laws prior to March 25, 1996, when the Company's reporting obligations under the Securities Laws ceased, and (ii) each Subsidiary has filed all SEC
     Documents, if any, required by the Securities Laws. To the Knowledge of Seller, without investigation, such SEC Documents were, when filed, in compliance, in all material respects, with the Securities Laws.

4.31 EMPLOYEE BENEFIT PLANS.

     4.31.1 Exhibit C-9 contains a correct and complete list of each material Plan. For purposes of this Agreement the term "Plan" means each bonus, deferred compensation, incentive compensation, fringe benefit, stock purchase, stock option, severance pay, medical, life or other insurance,  profit-sharing,  pension,  or  retirement  plan,  program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated, that together with the Company would be deemed a "single employer" under Section 414 of the Code (an "ERISA Affiliate") for the benefit of any employee or director or former employee or former director of the Company or any Subsidiary. Exhibit C-9 identifies each material Plan that is (or at any time prior to the Closing was) sponsored, maintained or contributed to or required to be contributed to by the Company or any Subsidiary.

     4.31.2 With respect to each of the Plans, Seller has made available to Purchaser correct and complete copies of each of the following documents: (i) the Plans and related documents (including all amendments thereto); (ii) the most recent Summary Plan Description, together with each Summary of Material Modifications, required under ERISA with respect to the Plans, and all material employee communications relating to the Plans; and (iii) the most recent determination letter received from the IRS with respect to each Plan that is intended to be qualified under Section 401(a) of the Code and all material communications to or from the IRS or any other governmental or regulatory authority relating to each Plan.

     4.31.3 No liability under Title IV of ERISA has been incurred by the Company or any ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and, no condition exists that presents a material risk to the Company of incurring a liability under such Title.

     4.31.4 Neither the Company nor any ERISA Affiliate, nor any of the Plans, nor any trust created thereunder, nor any trustee or administrator thereof, has engaged in a transaction that violates Section 406 of ERISA or Section 4975(c) of the Code in connection with which the Company or any Subsidiary could incur, directly or indirectly, either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA, a tax imposed pursuant to Section 4975 or 4976 of the Code or any other liability or cost.

     4.31.5 Full  payment  has been  made,  or will be made in  accordance  with
          Section 404(a)(6) of the Code, of all amounts that the Company or any ERISA Affiliate is required to pay under the terms of each of the Plans and Section 412 of the Code. No pension plan (within the meaning of Section 3(2) of ERISA) sponsored or maintained by the Company or any ERISA Affiliate or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of each such plan ended prior to the date of this Agreement.

     4.31.6 None of the Plans is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA.

     4.31.7 Except as set forth in Exhibit C-9, there are no actions, suits or claims pending, or, to the best knowledge of Seller, threatened or anticipated (other than routine claims for benefits) against any Plan or any related trust that involves or relates to any current or former employee or director of the Company or any Subsidiary or against the Company or any Subsidiary with respect to any Plan. There is no judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator outstanding against or in favor of any Plan or any fiduciary thereof (other than rules of general applicability) that involves or relates to the Company, any Subsidiary or any current or former employee or director of the Company or any Subsidiary. There are no pending or threatened audits or investigations by any governmental body, commission or agency involving any Plan that involves or relates to the Company, any Subsidiary or any current or former employee or director thereof.

4.32 EMPLOYEES.

     4.32.1 As of the Closing Date, the Company and each Subsidiary shall have no Employees, and all personnel employed or engaged in connection with the operation of the Communities shall be employees of the New Operator.

     4.32.2 Except as set forth in Exhibit C-10, neither the Company nor any Subsidiary is a party to any written, oral or implied contract or agreement with any current or former employee or director of the Company or any Subsidiary. Seller has made available to Purchaser correct and complete copies of each written contract or agreement listed in Exhibit C-10. The Company and each Subsidiary are and have been in compliance with the terms and conditions of all such written, oral and implied contracts and agreements.

     4.32.3 Except as set forth in Exhibit C-10, (i) neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement, (ii) no labor union or other organization represents, purports to represent or has attempted to represent any employee of the Company or any Subsidiary, and (iii) there is no active or current union organization activity involving any employee of the Company or any Subsidiary.

     4.32.4 Except as set forth in Exhibit C-10, the Company and each Subsidiary are in compliance with all federal, state, local and foreign laws and regulations and the common law relating to employment and employment practices, including, but not limited to, the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, state and local human rights laws, ERISA, the National Labor Relations Act, state labor laws, the Worker Adjustment and Retaining Act of 1988, the Rehabilitation Act of 1974, the Occupational Safety and Health Act, state workers' compensation laws, state disability laws, state unemployment laws, the Immigration Reform and Control Act of 1986, the Polygraph Protection Act of 1988, the Equal Pay Act, the Consolidated Omnibus Budget Reconciliation Act of 1986 and the Americans with Disabilities Act.

     4.32.5 Except as set forth in Exhibit C-10, there are no claims, causes of action, charges, suits, complaints, administrative proceedings, government investigations or proceedings, arbitrations or other proceedings pending or threatened against the Company or any Subsidiary relating to any current or former employee or director of the Company or any Subsidiary, relating to employment or employment practices, and neither Seller, the Company nor any Subsidiary has received any notice of, nor has knowledge of any basis for any claim or assertion of liability against the Company or any Subsidiary relating to any federal, state, local or foreign law and regulations or the common law relating to employment or employment practices in regard of any current or former employee or director of the Company or any Subsidiary.

     4.32.6 The Company and each Subsidiary are in compliance with all applicable laws, rules and regulations relating to wages and hours and with all applicable laws, rules and regulations relating to the payment and withholding of taxes, and the Company and each Subsidiary have withheld all amounts required by law or agreement to be withheld from the wages or salaries of their employees, and neither the Company nor any Subsidiary is liable for any arrearage of wages or any taxes or penalties for failure to comply with any of the foregoing.

4.33 NO BROKERS. No agent, broker or finder has acted for Seller in connection with this Agreement and the Transaction.

4.34 OPERATION OF COMMUNITIES PRIOR TO CLOSING. Prior to Closing, the Company and the Subsidiaries have continued to own, operate, manage, maintain, market, lease, repair and replace the Assets in substantially the same manner, and to substantially the same standard of quality, as the Assets were owned, operated, managed, maintained, marketed, leased, repaired and replaced on March 17, 1997, except as otherwise contemplated or required by this Agreement.

4.35 EXPANSION LAND. Except with respect to the expansion project planned for Desert Harbor, the Company and/or the applicable Subsidiary has acquired fee title to all land required in connection with the expansion of the Communities contemplated by the Expansion Agreements.

4.36 SERIES A WOODLANDS BONDS. MI holds good title to the Series A Woodlands Bonds, free and clear of all Encumbrances.

PURCHASER ACKNOWLEDGES THAT EXCEPT FOR THE REPRESENTATIONS, WARRANTIES AND COVENANTS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, (I) PURCHASER IS ACCEPTING THE LAND, IMPROVEMENTS, PERSONAL PROPERTY, AND ANY PERSONAL PROPERTY SUBJECT TO ANY EQUIPMENT LEASE, IN ITS "AS IS, WHERE IS" CONDITION AS OF THE CLOSING DATE, AND (II) SELLER IS MAKING NO
REPRESENTATIONS  OR  WARRANTIES  CONCERNING,  AND  SHALL  HAVE NO  LIABILITY  TO
PURCHASER WITH RESPECT TO, THE USE OR CONDITION OF THE LAND, IMPROVEMENTS, PERSONAL PROPERTY, OR PERSONAL PROPERTY SUBJECT TO ANY EQUIPMENT LEASE, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY AND ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

                        V. REPRESENTATIONS AND WARRANTIES
                      OF PURCHASER AND PURCHASER'S DESIGNEE

Purchaser represents and warrants to Seller as follows:

5.1 ORGANIZATION. Purchaser (i) is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, (ii) is qualified to transact business in each state in which it transacts business, (iii) has full power and authority to execute and deliver, and perform its obligations under, this Agreement, without the consent of any other Person (other than as set forth on Exhibit C-8), and (iv) has duly authorized the execution, delivery and performance of this Agreement by the officer executing the same on its behalf. Purchaser's Designee (i) is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, (ii) is qualified to transact business in each state in which it transacts business, and (iii) has full power and authority to perform its obligations under this Agreement, without the consent of any other Person (other than as set forth on Exhibit C-8).

5.2 AUTHORIZATION. This Agreement has been duly executed by Purchaser and, assuming the due execution of this Agreement by Seller, is a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting generally the rights of creditors, and general principles of equity. Assuming the due execution of this Agreement by Seller and the designation by Purchaser of a Purchaser's Designee, it is a valid and binding obligation of Purchaser's Designee, enforceable against Purchaser's Designee in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting generally the rights of creditors, and general principles of equity.

5.3 NO VIOLATION. The execution, delivery and performance of this Agreement, and the consummation of the Transaction, will not violate, result in a breach of or constitute a default under any agreement to which Purchaser or Purchaser's Designee is a party or by which its assets are bound.

5.4 NO CONSENTS. Except as set forth on Exhibit C-8, no consent, approval or authorization of, or declaration, notice, filing or registration with, any Governmental Authority, or any other Person, is required to be made or obtained by Purchaser or Purchaser's Designee in connection with the execution, delivery and performance of this Agreement and the consummation of the Transaction described in this Agreement.

5.5  BANKRUPTCY.  Neither  Purchaser  nor  Purchaser's  Designee  is the subject debtor under any Federal, state or local bankruptcy or insolvency proceeding, or any other proceeding for dissolution, liquidation or winding up of its assets.

5.6 NO BROKERS. No agent, broker or finder has acted for Purchaser or Purchaser's Designee in connection with this Agreement and the Transaction.

5.7 ACQUISITION FOR INVESTMENT. Purchaser acknowledges that the shares of Stock to be purchased by it or Purchaser's Designee pursuant to this Agreement are being acquired in good faith for investment, solely for its own account and not with a view to any distribution or other disposition of such shares or any part thereof, or any interest therein, except in accordance with the Securities Act of 1933, as amended.

                                   VI. CLOSING

6.1 TIME AND PLACE. Closing shall be held on the Closing Date at the offices of Arnold & Porter, 555 Twelfth Street, N.W., Washington, D.C. 20004, or at such other location as Seller and Purchaser may mutually determine.

6.2 DELIVERIES BY SELLER. At Closing, Seller shall deliver to Purchaser the following:

     6.2.1The original certificates representing all of the Stock, together with stock powers duly executed by Seller;

     6.2.2The original certificates representing all of the Subsidiary Stock held by the Company or any Subsidiary (with the exception of (i) the Subsidiary Stock of FKy and FRP, which has been pledged to the Existing Lenders in connection with the Existing Financing and (ii) the Subsidiary Stock which is not certificated);

     6.2.3An Expansion Agreement for each Community for which Expansion Units are planned, duly executed by Seller, other than with respect to the Completed Expansion Projects and those Communities (or Expansion Phases within such Communities) identified in Section 7.12;

     6.2.4An  agreement  between  the  Company  and  the  applicable  Subsidiary effecting the termination, as of immediately prior to Closing, of Existing Management Agreements other than the FFI Management
          Agreement, the FRP Management Agreement and the FRC-I Management Agreement;

     6.2.5A New Operating Agreement, duly executed by Seller (and joined in by MI) and the applicable Subsidiary, effective as of prior to Closing, for the following Communities: Lafayette and Lexington.

     6.2.6A New Operating Agreement, duly executed by Seller (and joined in by MI), for the following Communities: Pueblo Norte, Tiffany House, Fountainview, Coral Oaks, Springwood Court, The Woodlands, Forum @ Crossing, Forwood Manor and Remington I;

     6.2.7An assignment by the Company to Seller, duly executed by the Company and Seller, as of immediately prior to Closing, of all of its rights and obligations as manager under the Existing Management Agreements for the following Communities: Foulk Manor North, Foulk Manor South, Lincoln Heights, Millcroft, Montebello, Montevista, Myrtle Beach, Park Summit, Shipley Manor, Tucson, Deer Creek, Overland Park, Brookside, Memorial Woods, Park Lane, Desert Harbor, Knightsbridge and Remington II;

     6.2.8A Pooling Agreement for each of Pool I, Pool II, Pool III, Pool IV and Pool V, duly executed by Seller;

     6.2.9 The Indemnity Agreement duly executed by Seller and MI;

     6.2.10 The Tax Agreement duly executed by Seller and MI;

     6.2.11 The Noncompetition Agreement duly executed by Seller and MI;

     6.2.12 The Distribution Agreement Amendment duly executed by MI;

     6.2.13 The Total Cost Certification with respect to any Expansion Units for which a payment is made at Closing pursuant to Section 3.3;

     6.2.14 The MSLS Completion Certificate (as defined in the Expansion Agreement) for Park Summit IV (3 of 30 Expansion Units);

     6.2.15 The License Letter, duly executed by MI;

     6.2.16 Such resolutions and other evidence of authority as may be reasonably required by Purchaser to evidence the authority of Seller and its Affiliates to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents, as applicable, and to evidence the authority of the Company and each Subsidiary to take such actions as may be required prior to Closing under this Agreement;

     6.2.17 The minute  books of the Company and each  Subsidiary,  and original
          counterparts  of  the  Existing  Financing   Documents  (or,  if  such
          originals are not available, copies thereof);

     6.2.18 The written resignation of all Persons who are directors or officers of the Company or any Subsidiary (other than the independent directors of Forum Retirement, FFI and Forum Ohio), duly executed by such Persons;

     6.2.19 Such title affidavits and indemnities as the Title Company may require from Seller in order for the Title Company to (i) delete from the Title Policies the "standard form" exceptions for parties in possession, unrecorded easements, mechanics' liens, survey matters and the "gap," and (ii) issue the Non-Imputation Endorsement with respect to the Title Policy to be issued at Closing for each Community;

     6.2.20 An estoppel certificate executed by each Lessor in form acceptable to Purchaser;

     6.2.21 An estoppel certificate executed by each Existing Lender (other than the holder of the Series A Woodlands Bonds or Series B Woodlands Bonds) in form acceptable to Purchaser;

     6.2.22 Evidence reasonably satisfactory to Purchaser of the transfer by the Company and the Subsidiaries of the Excluded Assets, effective as of prior to Closing;

     6.2.23 As assignment of the Series A Woodlands Bonds duly executed by MI;

     6.2.24 The opinion of its legal counsel addressing the matters set forth on Exhibit D-12, in form reasonably satisfactory to Purchaser; and

     6.2.25 All other documents required to be delivered by Seller at or prior to the Closing Date pursuant to this Agreement or otherwise required, or reasonably requested by Purchaser, in connection with this Agreement.

6.3 DELIVERIES BY PURCHASEr. At Closing, Purchaser shall deliver to Seller the following:

     6.3.1The portion of the Purchase  Price due on the Closing Date pursuant to
          Section 3.2, by wire transfer of immediately available federal funds to an account designated by Seller;

     6.3.2 The Note duly executed by Purchaser's Designee;

     6.3.3 The Guaranty duly executed by Purchaser;

     6.3.4An Expansion  Agreement for each Community for which  Expansion  Units are planned, duly executed by the Subsidiary which owns such Community, other than with respect to the Completed Expansion Projects and those Communities (or Expansion Phases within such Communities) identified in Section 7.12;

     6.3.5The Expansion Notes required under Section 3.3.2, duly executed by Purchaser's Designee or the applicable Subsidiary, as applicable;

     6.3.6The Expansion Guaranties required under Section 3.3.2, duly executed by Purchaser;

     6.3.7The New Operating  Agreements  duly executed by the  Subsidiary  which owns such Community for the following Communities: Pueblo Norte, Tiffany House, Fountainview, Coral Oaks, Springwood Court, The Woodlands, Forum @ Crossing, Forwood Manor and Remington I;

     6.3.8The Pooling Agreement for each of Pool I, Pool II, Pool III, Pool IV and Pool V, duly executed by Purchaser's Designee;

     6.3.9The Indemnity  Agreement  duly  executed by Purchaser and  Purchaser's
          Designee;

     6.3.10 The Tax Agreement duly executed by Purchaser, Purchaser's Designee, and the Company;

     6.3.11 The Noncompetition Agreement duly executed by Purchaser and the Company;

     6.3.12 The Distribution Agreement Amendment duly executed by Purchaser;

     6.3.13 The License Letter, duly executed by Host;

     6.3.14 Such resolutions and other evidence of authority as may be reasonably required by Seller to evidence the authority of Purchaser and Purchaser's Designee to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents, as applicable, and to evidence the authority of the Company and each Subsidiary to take such actions as may be required from and after Closing under this Agreement;

     6.3.15 The opinion of its legal counsel addressing the matters set forth on Exhibit D-13, in form reasonably satisfactory to Seller; and

     6.3.16 All other documents required to be delivered by Purchaser at or prior to the Closing Date pursuant to this Agreement or otherwise required, or reasonably requested by Seller, in connection with this Agreement.

6.4  CLOSING ACCOUNTING.

     6.4.1Seller has prepared and Purchaser has accepted, subject to its review and approval of the Final Closing Accounting, the accounting ("Closing Accounting") attached to this Agreement as Exhibit E-2. The Closing Accounting is based upon Seller's estimate of the financial position of the Company and the Subsidiaries, and sets forth the following: (i) the amount of all Financing Reserves (by entity), (ii) the amount of all Security Deposit Reserves (by Community), (iii) the amount of Security Deposits (by entity), (iv) the estimated amount of Net Current Assets (consolidated for the Company and the Subsidiaries), other than cash, and (v) the amount of cash (consolidated for the Company and the Subsidiaries), other than petty cash and similar amounts maintained at each Community. Upon request, Seller shall make available to Purchaser reasonable back-up (including Current Assets and Current Liabilities by Community) of the matters set forth in the Closing Accounting. The Closing Accounting shall estimate assets and liabilities of the Company and the Subsidiaries as of the end of the fifth 4-week accounting period in Seller's fiscal year, and shall be prepared in accordance with GAAP.

     6.4.2On or before the date which is one hundred twenty (120) days following the Closing Date, Seller shall furnish to Purchaser a final accounting ("Final Closing Accounting") which shall be based upon the actual financial position of the Company and the Subsidiaries as of the Closing Date, and shall set forth the following: (i) the amount of all Financing Reserves (by entity), (ii) the amount of all Security Deposit Reserves (by Community), (iii) the amount of Security Deposits (by entity), and (iv) the amount of Net Current Assets (by entity), including all cash. The Final Closing Accounting shall be accompanied by a report of Seller's Accountants, based upon agreed-upon procedures determined by Seller and Purchaser promptly following Closing. Upon request, Seller shall make available to Purchaser reasonable back-up (including Current Assets and Current Liabilities by Community) of the matters set forth in the Final Closing Accounting. The Final Closing Accounting shall estimate assets and liabilities of the Company and the Subsidiaries as of 12:01 am on the Closing Date, and shall be prepared in accordance with GAAP. Purchaser shall cause the Company to permit Seller and Seller's Accountants to have access during normal business hours to the records of the Company and the Subsidiaries reasonably requested by them for purposes of analyzing the Final Closing Accounting.

     6.4.3Following  the delivery of the proposed  Final  Closing  Accounting to
          Purchaser, Purchaser shall have the right to cause Purchaser's Accountants to review and/or audit the proposed Final Closing Accounting. Seller shall permit the Purchaser's Accountants to have access during normal business hours to all of the working papers, analyses and schedules of the Sellers' Accountants utilized or prepared in connection with the preparation of the Final Closing Accounting. Within the 45-day period after receipt of the proposed Final Closing Accounting from Seller, Purchaser shall, in a written notice to Seller, either accept the proposed Final Closing Accounting or describe in reasonable detail any proposed adjustments to such proposed Final Closing Accounting and the reasons therefor. If Seller has not received such notice of proposed adjustments within such 45-day period, Purchaser shall be deemed irrevocably to have accepted the proposed Final Closing Accounting.

     6.4.4Purchaser  and Seller  shall  negotiate  in good faith to resolve  any disputes over any proposed adjustments to the Final Closing Accounting. In the event that Seller and Purchaser are unable to agree with respect to the Final Closing Accounting, within seven (7) days of Seller's receipt, Seller and Purchaser shall mutually agree upon an independent public accounting firm, which shall make a determination of such dispute based on not more than two rounds of presentations by Seller and Purchaser and not by independent review. The findings of such firm, which shall not exceed in amount the amount claimed by either party as to any matter in dispute, shall be conclusive and binding upon Seller and Purchaser for purposes of this Agreement. The fees and expenses of such firm shall be borne 50% by Seller and 50% by Purchaser. Seller or Purchaser, as applicable, shall pay to the other such amounts as may be required by the determination of the independent accounting firm, together with interest thereon at the Interest Rate from the Closing Date through the date of payment, by wire transfer of immediately available funds on or before the date which is five (5) Business Days after such determination.

     6.4.5Seller and Purchaser acknowledge that the Purchase Price calculated at Closing pursuant to Exhibit E-1 assumes that Net Current Assets exceed the Net Current Assets Target by an amount equal to estimated cash on hand (other than petty cash and similar amounts maintained at the Communities), which cash is reduced by the Minority Percentage Interest. If the Final Closing Accounting indicates Net Current Assets exceeded the Net Current Assets Target (as determined in Section 6.12) by more than the Net Current Assets calculation used at Closing, then the Purchase Price shall be increased by the amount of such excess (reduced by the Minority Percentage Interest) and Purchaser shall pay to Seller the amount of such excess (as so reduced), together with interest thereon at the Interest Rate from the Closing Date through the date of payment, by wire transfer of immediately available funds on or before the date which is twenty (20) days after the date of its approval of the Final Closing Accounting pursuant to Section 6.4.3. If the Final Closing Accounting indicates Net Current Assets exceeded the Net Current Assets Target (as determined in Section 6.12) by less than the Net Current Assets calculation used at Closing (or were less than the Net Current Assets Target (as determined in Section 6.12)), then the Purchase Price shall be reduced by the amount of such shortfall (reduced by the Minority Percentage Interest) and Purchaser shall pay to Seller the amount of such shortfall (as so reduced), together with interest thereon at the Interest Rate from the Closing Date through the date of payment, by wire transfer of immediately available funds on or before the date which is twenty (20) days after the date of Purchaser's approval of the Final Closing Accounting pursuant to
          Section 6.4.3; provided that if the Final Closing Accounting indicates that Net Current Assets at either FRP or FRC-I were less than the Net Current Assets Target (as determined in Section 6.12) for such Subsidiary then the amount of such shortfall attributable to the excess of the Net Current Assets Target over the Net Current Assets shall not be reduced by the applicable Minority Percentage Interest. In the event of any dispute concerning the Final Closing Accounting, Seller or Purchaser, as applicable, shall pay to the other the amount not in dispute, and the amount in dispute shall be payable pursuant to
          Section 6.4.4.

6.5  CAPITAL EXPENDITURES.

     6.5.1Seller has prepared, and Purchaser has accepted subject to its review and approval of final information pursuant to Section 6.5.4, the estimate, as of the end of the fifth 4-week accounting period in Seller's 1997 fiscal year, of all amounts expended by each Subsidiary (including accrued liabilities set forth on the Closing Accounting) towards Budgeted Capital Improvements, attached to this Agreement as Exhibit E-4 (the "Estimated Capital Improvement Expenditures"). Upon request, Seller shall make available to Purchaser reasonable back-up of the matters set forth in such estimate.

     6.5.2Seller has approved,  and Purchaser has accepted subject to its review and approval of final information pursuant to Section 6.5.4, an estimate as to the amount by which the Estimated Capital Improvement Expenditures are more or less than the product obtained by multiplying
          (i) the total projected expenditures shown for such Budgeted Capital Improvements in the applicable Capital Expenditure Budget by (ii) a fraction, the numerator of which is the number of days elapsed prior to Closing in the Company's 1997 fiscal year, and the denominator of which is 364. With respect to FRP and FRC-I, any such surplus or shortfall was reduced to reflect only the Majority Percentage Interest. Purchaser and Seller acknowledge that all such surpluses and shortfalls in the aggregate for all Subsidiaries result in a shortfall, and that as a result the Purchase Price to be paid at Closing will be reduced by the amount of such shortfall (the "Estimated Capital Expenditure Shortfall").

     6.5.3The amount of any  Financing  Reserve which is used for the payment of expenditures otherwise payable out the "FF&E Reserve" under any management or operating agreements in effect from and after Closing shall be treated as a pre-funding of such "FF&E Reserve." Consequently, the amounts which under such management or operating agreements would be payable into the "FF&E Reserve" after Closing shall constitute "Operating Expenses" under such management or operating agreements, but shall be distributed to the applicable Subsidiary (in lieu of being deposited in the "FF&E Reserve" under such management or operating agreements) until such time as such amounts equal the amounts on deposit in such Financing Reserve as of the Closing Date.

     6.5.4On or  before  the  date  which  is  one  hundred  twenty  (120)  days following the Closing Date, Seller shall furnish to Purchaser an accounting, as of the Closing Date, of all amounts actually expended or accrued by each Subsidiary towards Budgeted Capital Improvements. Such accounting shall be in substantially the same form as Exhibit E-
          4. Upon request, Seller shall make available to Purchaser reasonable back-up of the matters set forth in such accounting. At such time, Seller shall determine whether the amounts expended by each Subsidiary towards Budgeted Capital Expenditures are (i) more, in the aggregate, than the amount obtained by multiplying (x) the total projected expenditures shown for such Budgeted Capital Expenditures in the applicable Capital Expenditures Budget by (y) a fraction, the numerator of which is the number of days elapsed prior to Closing in the Company's 1997 fiscal year and the denominator of which is 364 (a "Capital Expenditure Surplus") or (ii) less, in the aggregate, than such amount (a "Capital Expenditure Shortfall"). With respect to FRP and FRC-I, any such determination of surplus or shortfall shall be reduced to reflect only the Majority Percentage Interest; provided that with respect to shortfalls the Majority Percentage Interest will only be taken into account to the extent that the Net Current Assets of such Subsidiary determined in the Final Closing Accounting are in excess of the Net Current Assets Target of such Subsidiary. If there is a Capital Expenditure Surplus, the Purchase Price will be increased by an amount equal to the sum of such Capital Expenditure Surplus plus the Estimated Capital Expenditure Shortfall. If there is a Capital Expenditure Shortfall that exceeds the Estimated Capital Expenditure Shortfall, the Purchase Price will be decreased by the amount of such excess. If there is a Capital Expenditure Shortfall that is less than the Estimated Capital Expenditure Shortfall, the Purchase Price will be increased by the difference. Any amounts required to be paid under this Section 6.5.4 shall be made, together with interest thereon at the Interest Rate from the Closing Date through the date of payment, by wire transfer of immediately available funds on or before the date which is twenty (20) days after the date of approval of the Final Closing Accounting pursuant to Section 6.4.3. Any dispute concerning such adjustments shall be resolved in the manner described in Section 6.4, mutatis mutandis.

6.6  LIFECARE PAYMENTS.

     6.6.1The following  Lifecare  Contracts  shall  comprise the "Base Lifecare
          Contracts" for purposes of this Agreement: up to 149 Lifecare Contracts for Pueblo Norte, and up to 144 Lifecare Contracts for Brookside.

     6.6.2For those Base Lifecare Contracts in effect as of Closing, the following shall apply:

          6.6.2.1 Purchaser shall receive no compensation, whether in the form of an adjustment to the Purchase Price or otherwise, for Lifecare Payments received by the Company or any Subsidiary prior to the Closing Date from the Residents under such Base Lifecare Contracts;

          6.6.2.2 From and after Closing, Seller, at its sole cost and expense, shall maintain all Lifecare Reserves required by any applicable law or any Governmental Authority in connection with such Base Lifecare Contracts, and shall make all payments required under such Base Lifecare Contracts. To the extent required by applicable law or any Governmental Authority, such Lifecare Reserves may be in the name of the Company or the applicable Subsidiary, but Seller and Purchaser acknowledge that their intent is that Seller, to the extent permitted by law and Governmental Authority, shall have complete dominion and control over such Lifecare Reserves (including the right to direct payment), and shall have complete responsibility for the maintenance thereof;

          6.6.2.3 At such time as may be permitted under applicable law and Governmental Authority, Seller shall have the right to distribute to itself all Lifecare Reserves described in Section 6.6.2.2. To the extent that such Lifecare Reserves are held in the name of the Company or any Subsidiary, Purchaser shall cause the Company or such Subsidiary to cooperate fully in effecting such distribution to Seller; and

          6.6.2.4 Notwithstanding any provision of any New Operating Agreement to the contrary, Lifecare Payments received by the Company or any Subsidiary prior to the Closing Date from the Residents under Base Lifecare Contracts shall not constitute "Gross Revenues" under the New Operating Agreement, whether in full or the portion thereof amortizing after the Closing Date.

     6.6.3For those Lifecare  Contracts in effect at any Community as of Closing
          in  excess  of  the  Base   Lifecare   Contracts   ("Excess   Lifecare
          Contracts"), the following shall apply:

          6.6.3.1 The Purchase Price shall be decreased by the amount of any Lifecare Payment (reduced by any applicable Minority Interest Percentage) received in respect of the Excess Lifecare Contracts (plus such interest thereon as may be required under applicable law as of the Closing Date), except to the extent any such Lifecare Payment is accrued as a Current Liability, and except to the extent of the amount of any Lifecare Reserve maintained by the applicable Subsidiary with respect to such Excess Lifecare Contracts; and

          6.6.3.2 From and after Closing, Purchaser, at its sole cost and expense, shall maintain all Lifecare Reserves required by applicable law or any Governmental Authority in connection with the Excess Lifecare Contracts and shall make all payments required under the Excess Lifecare Contracts.

     6.6.4Lifecare Contracts shall be allocated between Base Lifecare Contracts and Excess Lifecare Contracts based on their effective date, with those Lifecare Contracts having an earlier effective date being allocated to Base Lifecare Contracts, and those Lifecare Contracts with a later effective date being allocated to Excess Lifecare Contracts.

     6.6.5Seller has provided to Purchaser, and Purchaser has accepted subject to its review and approval of final information pursuant to this
          Section 6.6.5, a list (itemized by Resident), as of the end of the fifth 4-week accounting period in Seller's fiscal year, of the following: (i) all Lifecare Contracts in effect, (ii) all Lifecare Payments received under such Lifecare Contracts, and (iii) all Lifecare Reserves maintained with respect to such Lifecare Contracts. Such list forms the basis for implementing, at Closing, the provisions of Sections 6.6.1 through 6.6.4, and is attached to this Agreement as Exhibit E-3. On the date which is one hundred twenty (120) days after the Closing Date, Seller shall provide to Purchaser a list (itemized by Resident) of all Lifecare Contracts actually in effect, all Lifecare Payments actually received under such Lifecare Contracts, and all Lifecare Reserves maintained with respect to such Lifecare Contracts, all as of the Closing Date. Seller and Purchaser, both acting reasonably and in good faith, shall make such adjustments to the Purchase Price as shall be required based upon the actual Lifecare Contracts and Lifecare Payments as of the Closing Date. Within twenty
          (20) days after completion of such adjustments, Seller and Purchaser shall each make such payments to the other, together with interest thereon at the Interest Rate from the Closing Date through the date of payment, as may be required as a result of such adjustments.

6.7 SECURITY DEPOSITS. Seller and Purchaser acknowledge that the Purchase Price calculated at Closing pursuant to Exhibit E-1 was based on certain assumptions of levels of Security Deposit Reserves and liabilities associated with Security Deposits that resulted in an increase in the Purchase Price (such increase, the "Estimated Security Deposit Reserve Surplus"). If the Final Closing Accounting indicates that the Security Deposit Reserves exceeded the liabilities associated with Security Deposits by more than the Estimated Security Deposit Reserve Surplus, then the Purchase Price shall be increased by the amount of such excess (reduced by the Minority Percentage Interest) and Purchaser shall pay to Seller the amount of such excess (as so reduced), together with interest thereon at the Interest Rate from the Closing Date through the date of payment, by wire transfer of immediately available funds on or before the date which is twenty (20) days after the date of its approval of the Final Closing Accounting pursuant to Section 6.4.3. If the Final Closing Accounting indicates that the Security Deposit Reserves exceeded the liabilities associated with Security Deposits by less than the Estimate Security
     Deposit Reserve Surplus, or if the liability of the Company or the applicable Subsidiary for Security Deposits as of the Closing exceeded the amount of any Security Deposit Reserves associated therewith, then such shortfall will be deemed to be a Current Liability for purposes of determining the final Net Current Assets and will be reduced by the Minority Percentage Interest to the extent set forth in Section 6.4.5. In the event of any dispute concerning the Final Closing Accounting, Seller and Purchaser, as applicable, shall pay to the other the amount not in dispute, and the amount in dispute shall be payable pursuant to Section 6.4.4.

6.8 CERTAIN PURCHASE PRICE ADJUSTMENTS. Seller and Purchaser acknowledge that certain payments made in respect of the Tax Agreement may be accounted for as an adjustment to the Purchase Price. Without limiting the generality of the foregoing, with respect to each Subsidiary which is a partnership for purposes of federal income taxes, amounts paid under the Tax Agreement as a result of taxable income or gain realized by such Subsidiary for the period prior to Closing shall be accounted for as an adjustment to the Purchase Price.

6.9  NEW OPERATING AGREEMENT MATTERS.

     6.9.1For purposes of the definition of "Owner's  Initial Cost" set forth in
          Section 1.01 of each New Operating Agreement, the Purchase Price, Existing Financing and Purchaser's budgeted costs in connection with the Transaction shall be allocated among the Communities as set forth on Exhibit E-5. Within ten (10) days after Seller and Purchaser agree to the Final Closing Accounting pursuant to Section 6.4, Seller and Purchaser shall make such revisions to such definition of "Owner's Initial Cost" as may be necessary to conform such definition to the Final Closing Accounting and to reflect all actual out-of-pocket costs and expenses incurred by Purchaser or its Affiliates in connection with the Transaction.

     6.9.2The Capital Expenditure Budget for each Community shall constitute the "Repairs and Equipment Estimate" described in Section 8.02D of the New Operating Agreement for such Community for the balance of the 1997 fiscal year.

     6.9.3The operating projections for each Community attached as Exhibit E-6 shall constitute the Annual Operating Projection described in Section
          9.03 of the New Operating Agreement for such Community for the balance of the 1997 fiscal year.

     6.9.4Any cost,  expense,  liability  or other  amount (an  "Expense")  that would otherwise constitute an "Operating Expense" under any New Operating Agreement shall be excluded from "Operating Expenses" and shall be borne solely by Seller and its Affiliates (or, if constituting a Current Liability shown on the Final Closing Accounting, shall be borne solely by Purchaser and its Affiliates) to the extent that it is attributable to, or relates to, the employment of any person by the Company or any of its Affiliates prior to Closing. Such Expenses to be excluded from "Operating Expenses" shall include (i) the pro rata portion of any payment, bonus, or profit sharing allocation that is paid or provided with respect to, or relates to, a period that includes the Closing, including bonuses and other forms of incentive compensation, (ii) deferred compensation or benefits that relate to periods prior to Closing, and (iii) unused personal time, vacation pay or sick leave (collectively, "Leave") accrued prior to Closing (whether or not pay or benefits with respect to such Leave is paid or provided separately or as a part of regular payroll).

     6.9.5Any Expense that would otherwise constitute an "Operating Expense" under any New Operating Agreement shall be excluded from "Operating Expenses" and shall be borne solely by Seller and its Affiliates (or, if constituting a Current Liability shown on the Final Closing Accounting, shall be borne solely by Purchaser and its Affiliates) to the extent that it is attributable to, or relates to, any person who is or was an employee of the Company or any of its Affiliates prior to Closing and who is on disability or similar leave at the time of Closing (except for Operating Expenses for employer contributions to welfare benefit plans), provided that any Expense that is attributable to or relates to the employment of any such person after such person returns to active employment with the Seller or any of its Affiliates after Closing may be treated as an Operating Expense, subject to the terms of the New Operating Agreement.

6.10 TRANSACTION COSTS.

     6.10.1 Purchaser shall pay (i) all recordation, transfer, documentary and similar taxes, if any, levied upon transfer of the Stock by Seller to Purchaser, (ii) all costs and premiums charged by the Title Company in connection with its search of title to the Communities and issuance of the Title Policies, (iii) the fees and expenses of Claris Services Corporation, Purchaser's Accountants, and any other appraiser, engineer, environmental consultant, advisor or consultant retained by Purchaser, (iv) the fees and expenses of Purchaser's legal counsel in connection with the Transaction, (v) such other usual and customary costs, expenses and charges as may be lawfully imposed by any Person other than Seller and its Affiliates in connection with the Transaction, and (vi) such other costs as are specifically required to be borne by Purchaser under this Agreement.

     6.10.2 Seller shall pay (i) the costs and expenses of its legal counsel, the Seller's Accountants and any other advisors or consultants retained by Seller, and (ii) such other costs as are specifically required to be borne by Seller under this Agreement.

6.11 EMPLOYEES. Prior to Closing, Seller shall take all such actions as may be necessary or appropriate such that, effective as of the Closing, the Company and its Subsidiaries shall have no employees or directors (other than the independent directors of Forum Retirement, FFI and Forum Ohio).

     Prior to Closing, Seller shall take all such actions (including but not limited to obtaining employee waivers and consents) as may be necessary or appropriate such that, on and after the Closing, the Company and its Subsidiaries shall no longer sponsor, be a party to, participate in, or have any obligation under or with respect to any Plan, or any contract or agreement listed on Exhibit C-10. Prior to Closing, Seller shall provide to Purchaser a written description of the actions taken (or to be taken) by Seller in order to comply with the provisions of this Section 6.11, and the actions by Seller to seek to cause the Company and its Subsidiaries to cease being a party to, or obligated under, any union contract, collective bargaining agreement or other labor contract. The delivery to Purchaser of the written description provided for by the preceding sentence, or the failure of Purchaser to object to the contents thereof, shall not in any way limit, restrict, or constitute a waiver of any of Purchaser's rights hereunder or satisfy, relieve, or in any way modify any of Seller's obligations hereunder, except Seller's obligation to deliver such written description.

6.12 NET CURRENT ASSETS TARGET. Within five (5) days of Purchaser's receipt of the "Interim Accountings" under the New Operating Agreements for the ninth 4-week accounting period in Seller's 1997 fiscal year, Seller and Purchaser shall mutually determine, both acting reasonably and in good faith, the amount of Net Current Assets ("Net Current Assets Target") for all Subsidiaries which is sufficient to meet the reasonably anticipated working capital needs of such Subsidiaries, taking into account the actual experience of each individual Subsidiary, as well as the restrictions set forth in the Existing Financing Documents. Such determination shall exclude extraordinary cash needs, or cash required to fund capital expenditures in excess of amounts payable into the FF&E Reserve under the New Operating Agreement or any other management agreement in effect from and after Closing. Seller and Purchaser agree that the Net Current Assets Target shall not be less than $553/Residential Unit nor more than $1,000/Residential Unit. Any dispute concerning such determination shall be resolved in the manner described in Section 6.4.4, mutatis mutandis.


                          VII. COVENANTS AFTER CLOSING

7.1 BOOKS AND RECORDS. Upon request of Purchaser from time to time after Closing, Seller shall deliver to Purchaser all or any portion of the Books requested by Purchaser. So long as any Books, to the extent that they pertain to the period preceding the Closing Date, remain in existence and available, Seller and Purchaser shall each (at its expense) have the right to inspect and to make copies of the same at any time during normal business hours for any proper purpose upon reasonable prior notice.

7.2  FINANCIAL INFORMATION.

     7.2.1On or before July 21, 1997, Seller shall deliver to Purchaser (i) year- to-date 1997 financial information through the second quarter as may be required under the Existing Financing Documents for FRC-I and FFI, and (ii) balance sheet information with account detail by entity as of June 20, 1997, with the Seller to assist Purchaser in the recording of the acquisition by entity.

     7.2.2On or before July 30, 1997, Seller shall deliver to Purchaser year-to- date 1997 financial statements through the second quarter (10-Q) and such other financial information as may be required under the Existing Financing Documents for FRP.

     7.2.3On or before August 5, 1997, (i) Seller support the preparation of a balance sheet, income statement and statement of cash flows for the Company and its Subsidiaries (on a consolidated basis) for the fiscal years ending January 3, 1997, March 31, 1996 and March 31, 1995, together with an unqualified audit report thereon issued by KPMG Peat Marwick LLP (engaged by Purchaser) and/or Purchaser's Accountants, and
          (ii) Seller shall deliver a balance sheet, income statement and statement of cash flows for the Company and its Subsidiaries (on a consolidated basis) for year-to-date 1997 and 1996 through the second quarter, unaudited, with footnotes, in 10-Q format.

7.3 FURTHER ASSURANCES. From and after Closing, promptly upon request, Seller and Purchaser shall promptly take all appropriate action and execute all documents, instruments and conveyances of any kind which may be reasonably necessary or advisable to effect the transfer of the Stock to Purchaser's Designee and otherwise carry out any of the provisions of this Agreement. Without limiting the generality of the foregoing, Seller and Purchaser shall promptly take all appropriate action and execute all documents reasonably necessary to effect the transfer of the Excluded Assets, effective prior to Closing, by the Company and its Subsidiaries to Seller or its Affiliates, provided that all costs, expenses and liabilities incurred in connection with such transfer shall be borne by Seller.

7.4 EQUIPMENT LEASES. Seller acknowledges that all Equipment Leases and Contracts in effect as of the Closing Date are acceptable to it, and agrees that after Closing, the New Operator shall not require the termination of such Equipment Leases or Contracts prior to the expiration of their term.

7.5 MEDICAID/MEDICARE CONTRACTS. In connection with the Transaction, Seller and Purchaser shall fully cooperate with each other to cause all Medicaid/Medicare Contracts to continue in full force and effect (or to the extent required by law, to cause new Medicaid/Medicare Contracts to be entered into) in favor of the Company and each Subsidiary from and after Closing. Without limiting the generality of the foregoing, Seller and Purchaser shall each promptly furnish all information as may be required by any Governmental Authority in connection with such Medicaid/Medicare Contracts. Seller and Purchaser shall each provide to the other copies of all applications, documents, correspondence and written communications that each of them or their Affiliates files with, sends to or receives from any Governmental Authority in connection with the Medicaid/Medicare Contracts.

7.6 PERMITS. In connection with the Transaction, Seller and Purchaser shall fully cooperate with each other, (i) to cause all Permits to continue in full force and effect (or to the extent required by law, to cause new Permits to be issued) in favor of the Company and each Subsidiary from and after Closing, or (ii) to the extent permitted by law, to cause all Permits to be issued in the name of the New Operator from and after Closing. Without limiting the generality of the foregoing, Seller and Purchaser shall each promptly furnish all information as may be required by any Governmental Authority in connection with the transfer or issuance of such Permits (other than confidential or proprietary information not customarily required for such transfers and issuances and not required by applicable law, provided that the party withholding such information is diligently and reasonably contesting the legality of the requirement that such information be provided). Seller and Purchaser shall each provide to the other copies of all applications, documents, correspondence and written communications that each of them or their Affiliates files with, sends to or receives from any Governmental Authority in connection with the Permits.

7.7 NOTICES OF VIOLATION. In the event that prior to Closing any Governmental Authority shall issue any notice of violations of orders or requirements, against or affecting the Assets, such notice shall be promptly complied with by Seller at its sole cost and expense.

7.8 CASUALTY. In the event that prior to Closing, all or any portion of the Assets is damaged or destroyed by fire or other casualty, and restoration of the Assets is not completed as of Closing, then in addition to the Assets otherwise required under this Agreement to be owned by the Company and the Subsidiaries as of Closing, there shall be included all insurance proceeds in respect of such casualty (or the right to receive the same), less such portion as shall have been expended in connection with the restoration of the Assets to their condition as of prior to such casualty (and such proceeds, or the right to receive the same, shall not be considered a Current Asset in the calculation of Net Current Assets).

7.9 CONDEMNATION. In the event that prior to Closing, any Governmental Authority shall condemn, on a permanent or temporary basis, all or any portion of the Assets, then in addition to the Assets required under this Agreement to be owned by the Company and the Subsidiaries as of Closing, there shall be included all proceeds of such condemnation (or the right to receive the same), less such portion as shall have been expended in connection with the restoration of the Assets to their condition as of prior to such condemnation or taking (and such proceeds, or the right to receive the same, shall not be considered a Current Asset in the calculation of Net Current Assets).

7.10 CHANGE OF NAMES. As soon as practicable following Closing, taking into account the timing of the renewal of Permits, but in no event later than the one (1) year anniversary of the Closing Date, Purchaser shall cause the name of the Company and each Subsidiary to be changed so as to eliminate reference to the word "Forum" or variations thereof. Notwithstanding the foregoing, if such change is prohibited by, or would violate, any Contract to which the Company or any Subsidiary is a party or otherwise bound, or the Existing Financing Documents, then such change shall be effected by Purchaser at the earliest possible time that such change would no longer be prohibited by, or violate, such Contract or the Existing Financing Documents. Seller shall reimburse Purchaser for all out-of-pocket filing costs (not including any fees of outside legal counsel) incurred by Purchaser in connection with the change of names described in this Section 7.10.

7.11 NOTICES, CONSENTS AND APPROVALS. Purchaser and Seller shall fully cooperate with each other to give such notices of the Transaction, and to obtain such consents to and approvals of the Transaction, as may be required, including those notices, consents and approvals set forth on Exhibit C-8. Purchaser and Seller shall each provide such additional information, documents, materials and filings as may be required to give such notices or obtain such consents and approvals. Purchaser and Seller shall each furnish to the other and its counsel such information and assistance as may be reasonably requested in connection with the giving of such notices or obtaining such consents and approvals.

7.12 EXPANSION AGREEMENTS. Seller and Purchaser acknowledge that an Expansion Agreement is not being executed at Closing with respect to the following Communities (or to certain Expansion Phases within such Communities):
     Remington II, Montevista I, Myrtle Beach II, and Lincoln Heights II/III. From and after Closing, Seller and Purchaser shall use commercially reasonable efforts to obtain the consent of any Person whose consent is required as a condition to the execution of the Expansion Agreement or the construction of the Expansion Units described in such Expansion Agreement. Promptly upon obtaining all consents required with respect to any Community (or to Expansion Phases within such Community), Seller shall execute, and Purchaser shall cause the applicable Subsidiary to execute, an Expansion Agreement for such Community (or Expansion Phase).

7.13 EXPANSION OF DESERT HARBOR. Seller and Purchaser acknowledge that as of the Closing Date, (i) FFI does not own a portion of the land on which Desert Harbor will be expanded pursuant to the Expansion Agreement executed at Closing with respect to Desert Harbor, and (ii) Seller has contracted to acquire such land. After Closing, Seller shall cause fee title to such land to be transferred to FFI, at the sole cost and expense of Seller, and Purchaser shall cause FFI to cooperate as may be necessary in connection with such transfer.

7.14 CERTAIN EXPANSION PROJECTS.

     7.14.1 Upon request of Purchaser from time to time, Seller shall assign to Purchaser or Purchaser's Affiliates all warranties and guaranties received by Seller or any of its Affiliates in connection with the design, construction and equipping of the following expansion projects affecting the Communities and completed prior to Closing: Brookside I, Brookside II, Brookside IV, Foulk Manor South, Montebello I, Lafayette I, Deer Creek I, Myrtle Beach I, Pueblo Norte I, Shipley Manor, and Park Summit IV (3 of 30 Expansion Units) (collectively, "Completed Expansion Projects"). If for any reason such warranties and guaranties are not assignable to Purchaser or its Affiliates, Seller shall fully cooperate with Purchaser and its Affiliates in enforcing or otherwise exercising its rights with respect to such warranties and guaranties.

     7.14.2 Seller warrants to Purchaser and its Affiliates that materials, equipment, Decorative Items, FF&E, Trade Equipment, Soft Goods and
          Fixed Asset Supplies (as such terms are defined in the form of Expansion Agreement) furnished in connection with the Completed Expansion Projects which were substantially completed on or after January 1, 1997 and prior to Closing shall be of good quality and new and that the construction and installation of the same will be free from defects not inherent in the quality required or permitted. Seller's warranty excludes remedy for damage or defect caused by abuse, improper or insufficient maintenance, improper operation, or normal wear and tear under normal usage. The foregoing warranty shall expire as to any deficiencies not noted in writing by Purchaser to Seller prior to the date which is one (1) year after Substantial Completion (as defined in the Expansion Agreement) of each such Completed Expansion Project, other than latent defects, and two (2) years with respect to latent defects (such warranty not to include defects in equipment for which a commercially reasonable manufacturer's warranty was obtained at the time of the purchase thereof). Purchaser shall have the right, prior to expiration of such two (2) year period for latent defects warranty, to notify Seller of conditions which Purchaser reasonably believes and can indicate with reasonable specificity do or will constitute latent defects. The parties will attempt to agree upon whether such condition constitutes or will constitute a latent defect, and failing agreement either party may submit such dispute to binding arbitration in accordance with the terms of Section 11.3 of the Expansion Agreement. Seller and Purchaser acknowledge that the only Completed Expansion Project which was substantially completed on or after January 1, 1997 and prior to Closing is Park Summit IV (3 of 30 Expansion Units).

7.15 HUD CONSENT TO LEXINGTON EXPANSION. Seller and Purchaser acknowledge that the consent of the U.S. Department of Housing and Urban Development may be required in connection with the construction of certain Expansion Units at Lexington. From and after closing, Seller shall at its sole cost and expense take such action as may be reasonably necessary to obtain such consent, and Purchaser shall fully cooperate as may be reasonably necessary to obtain such consent.

7.16 ADDITIONAL SELLER WORK. Seller shall, at its sole cost and expense, complete the work described on Exhibit E-7. Seller shall use commercially reasonable efforts to substantially complete all such work by December 31, 1997.


                               VIII. MISCELLANEOUS

8.1 JURISDICTION. Any suit, action or proceeding under or in connection with this Agreement or the Transaction shall be brought in any federal or state court of competent jurisdiction located in the State of Maryland. By execution of this Agreement, each party consents to the exclusive jurisdiction of such courts, and waives any right to challenge the jurisdiction of such courts or the appropriateness of venue in such courts. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTION DESCRIBED IN THIS AGREEMENT.

8.2  DOCUMENTARY   CONVENTIONS.   This  Agreement   shall  be  governed  by  the
     Documentary Conventions.

8.3 NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be hand-delivered, delivered by nationally recognized overnight courier, mailed by certified or registered mail, postage prepaid, return receipt requested, or telecopied with confirmation of receipt, to the addresses set forth below, or to such other addresses of which either party shall notify the other party in accordance with this
     Section 8.3, and shall be deemed given as of the time of such mailing or delivery, as applicable:

                If to Seller:             Marriott Senior Living Services, Inc.
                                          10400 Fernwood Road
                                          Bethesda, Maryland 20817
                                          Attention:  Chief Financial Officer
                                          Telecopy:  301/380-6540

                With a copy to:           Marriott International Law Department
                                          10400 Fernwood Road
                                          Bethesda, Maryland 20817
                                          Attention:  General Counsel
                                          Telecopy: 301/380-6727

                And a copy to:            O'Melveny & Myers LLP
                                          555 13th Street, N.W.
                                          Washington, D.C.  20004
                                          Attention:  David G. Pommerening,
                                                      Esquire
                                          Telecopy:  202/383-5414

                If to the Purchaser:      Host Marriott Corporation
                                          10400 Fernwood Road
                                          Bethesda, Maryland  20817-1109
                                          Attention:  Steven J. Fairbanks
                                          Telecopy:  301/380-6338

                with a copy to:           Host Marriott Corporation
                                          Law Department 923
                                          10400 Fernwood Road
                                          Bethesda, Maryland  20817-1109
                                          Attention:  David L. Buckley, Esquire
                                          Telecopy:  301/380-3588

                  with a copy to:         Arnold & Porter
                                          555 Twelfth Street, N.W.
                                          Washington, D.C.  20004
                                          Attention:  Michael D. Goodwin,
                                                      Esquire
                                          Telecopy:  202/942-5999

8.4 BINDING EFFECT AND ASSIGNMENT. This Agreement shall be binding upon, and shall inure to the benefit of, Seller and Purchaser and their respective heirs, legal representatives, successors and assigns. Notwithstanding the foregoing, neither Seller nor Purchaser shall assign this Agreement, except that Purchaser shall have the absolute right, upon written notice to Seller, to assign all or any portion of this Agreement and all or any portion of its rights under this Agreement to any Person One Hundred Percent (100%) of the voting stock, membership interests or partnership interests of which is owned by Purchaser ("Purchaser's Designee"), provided that any such assignment shall not relieve Purchaser from any obligations or liabilities under this Agreement. Any purported assignment of this Agreement in violation of this Section 8.4 shall be null and void.

8.5 DEFAULT AND REMEDIES. The remedies for breach of or default under representations, warranties or covenants under this Agreement, and liability for damages in connection with any such breach or default, are limited to the extent set forth in the Indemnity Agreement, and may be brought only in accordance with the Indemnity Agreement.

8.6 PUBLICITY. Seller and Purchaser shall mutually agree as to the form and substance of any press release, press contact or other method of publicity relating to this Agreement or the Transaction, and shall consult with each other as to the form and substance of other public disclosure related thereto, provided that nothing in this Section 8.6 shall prohibit Seller or Purchaser, following notice to the other, from making any disclosure or filing which its counsel deems necessary under New York Stock Exchange Rules or other applicable law.

                         [signatures on following page]

     IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement under seal as of the Closing Date.

                                          Seller:

                                          MARRIOTT SENIOR LIVING SERVICES, INC.,
                                          a Delaware corporation


                                          By:/s/Paul E. Johnson, Jr.
                                          Name:Paul E. Johnson, Jr.
                                          Title:President



                                          Purchaser:

                                          HOST MARRIOTT CORPORATION, a Delaware
                                          corporation



                                          By:/s/Steven J. Fairbanks
                                          Name:Steven J. Fairbanks
                                          Title:Vice President



                     Joinder of Marriott International, Inc.

     This undersigned is joining in this Agreement for the sole purpose of evidencing its agreement to transfer to Purchaser the Series A Woodlands Bonds in accordance with the terms of this Agreement.


                                          MARRIOTT INTERNATIONAL, INC.,
                                          a Delaware corporation



                                          By:/s/Paul E. Johnson, Jr.
                                          Name:Paul E. Johnson, Jr.
                                          Title:Vice President
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LIST OF EXHIBITS

EXHIBIT A:                 THE COMMUNITIES

                           A-1      List of Subsidiaries
                           A-2      List of Communities
                           A-3      Description of Land
                           A-4      List of Leases
                           A-5      List of Commercial Leases
                           A-6      List of Equipment Leases
                           A-7      List of Contracts
                           A-8      List of Medicaid/Medicare Contracts
                           A-9      Residential Units
                           A-10     Expansion Units
                           A-11     Pools

EXHIBIT B:                 EXCLUDED ASSETS

                           B-1      Excluded Communities
                           B-2      Excluded Subsidiaries
                           B-3      Selected Excluded Assets

EXHIBIT C:                 DISCLOSURES

                           C-1      Stock of Forum Group
                           C-2      Encumbrances upon Subsidiary Stock
                           C-3      Rent Roll and Receivables Aging Report
                           C-4      Insurance Claims
                           C-5      Litigation
                           C-6      Existing Financing Documents
                           C-7      Environmental Reports
                           C-8      Required Consents, Approvals and Notices
                           C-9      Employee Benefit Plans
                           C-10     Employee Agreements
                           C-11     Certain Employees of Seller

EXHIBIT D:                 FORMS OF CLOSING DOCUMENTS

                           D-1      Note
                           D-2      Guaranty
                           D-3      Expansion Agreement
                           D-4      Expansion Note
                           D-5      Expansion Guaranty
                           D-6      New Operating Agreement
                           D-7      Pooling Agreement
                           D-8      Indemnity Agreement
                           D-9      Tax Agreement

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                           D-10     Noncompetition Agreement
                           D-11     Distribution Agreement Amendment
                           D-12     Opinion of Seller's Counsel
                           D-13     Opinion of Purchaser's Counsel
                           D-14     Non-Imputation Endorsement

EXHIBIT E:                 FINANCIAL MATTERS

                           E-1      Calculations to Determine Purchase Price
                           E-2      Closing Accounting
                           E-3      Lifecare Contracts, Lifecare Reserves and
                                    Lifecare Payments
                           E-4      Capital Expenditure Budgets
                           E-5      Determination of Owner's Initial Cost
                           E-6      Annual Operating Projections
                           E-7      Additional Seller Work